UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (Amendment No.       )

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LDR Holding Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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LDR Holding Corporation
13785 Research Boulevard, Suite 200
Austin, Texas 78750
March 10, 2016
Dear LDR Stockholder:
You are cordially invited to attend the 2016 Annual Meeting of Stockholders of LDR Holding Corporation to be held on April 28, 2016, beginning at 9:00 a.m. local time, at 13785 Research Boulevard, Suite 200, Austin, Texas 78750. Proxy materials, which include a Notice of the Meeting, proxy statement and proxy card, are enclosed with this letter. The enclosed proxy statement is first being mailed to stockholders of LDR Holding Corporation on or about March 18, 2016. We have also enclosed our 2015 Annual Report.
At the Annual Meeting, you will be asked to consider and vote on:

(1)	the election of two Class III directors to serve until the 2019 Annual Meeting of Stockholders or until their successors are duly elected and qualified, or their earlier death, resignation or removal;

(2)	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

(3)	an advisory resolution to approve executive compensation;

(4)	an advisory resolution to approve the frequency of future advisory resolutions to approve executive compensation;

(5)	the Rules of the LDR Holding Corporation 2013 Equity Incentive Plan for the Grant of Options, Performance Units and Restricted Stock Units to Participants in France (the “French Sub-Plan”); and

(6)	the transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.
Our Board of Directors unanimously recommends that you (i) approve the election of the individuals nominated to serve as Class III directors, (ii) ratify the appointment of KPMG LLP as our independent registered public accounting firm, (iii) vote for the advisory resolution to approve the executive compensation, (iv) vote for 1 year on the advisory resolution to approve the frequency of future advisory resolutions to approve executive compensation, and (v) approve the French Sub-Plan.
Your vote is important to us and our business. We hope you will find it convenient to attend the Annual Meeting in person. Even if you plan to attend the meeting, you are requested to sign, date and return the proxy card in the enclosed envelope or to vote by internet or telephone pursuant to the instructions set forth in the enclosed proxy statement. If you would like to attend the Annual Meeting and your stock is not registered in your own name, please ask the broker, bank or other nominee that holds the stock to provide you with evidence of your stock ownership.
We appreciate your continued support of LDR Holding Corporation and look forward to either greeting you personally at the meeting or receiving your proxy.
Sincerely,
Christophe Lavigne
President, Chief Executive Officer and Chairman of the Board of Directors
LDR Holding Corporation

LDR Holding Corporation
13785 Research Boulevard, Suite 200
Austin, Texas 78750

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS
The 2016 Annual Meeting of Stockholders of LDR Holding Corporation (the “Annual Meeting”) will be held at 9:00 a.m. local time on April 28, 2016, at 13785 Research Boulevard, Suite 200, Austin, Texas 78750 for the following purposes:

(1)	the election of two Class III directors to serve until the 2019 Annual Meeting of Stockholders or until their successors are duly elected and qualified, or their earlier death, resignation or removal;

(2)	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

(3)	an advisory resolution to approve executive compensation;

(4)	an advisory resolution to approve the frequency of future advisory resolutions to approve executive compensation;

(5)
the approval of the Rules of the LDR Holding Corporation 2013 Equity Incentive Plan for the Grant of Options, Performance Units and Restricted Stock Units to Participants in France (the “French Sub-Plan”); and

(6)	the transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on March 1, 2016, are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. A list of such stockholders will be open to examination, during regular business hours, by any stockholder for at least ten days prior to the Annual Meeting, at our offices at 13785 Research Boulevard, Suite 200, Austin, Texas 78750. Stockholders holding at least a majority of the outstanding shares of our common stock are required to be present or represented by proxy at the Annual Meeting to constitute a quorum.

YOUR VOTE IS IMPORTANT
You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, you are requested to read the enclosed proxy statement and to vote by mail by marking, signing, dating and returning the accompanying proxy as soon as possible. If you do attend the meeting and prefer to vote in person, you may do so.
If you hold your shares in “street name,” your broker, bank or other nominee cannot vote your shares on your behalf with respect to the election of the nominee for director until it receives your voting instructions. If you do not provide voting instructions over the internet, by telephone, or by returning a voting instruction form, your shares will not be voted with respect to those matters, except that if your shares are held by a broker your broker may vote shares on your behalf on Proposal 2 without instruction but may not vote shares on your behalf on Proposals 1, 3, 4 or 5. If you would like to attend the Annual Meeting and your shares are not registered in your own name, please ask the broker, trust, bank or other nominee that holds the stock to provide you with evidence of your stock ownership.

By Order of the Board of Directors,
Scott Way
Executive Vice President, General Counsel and Secretary
LDR Holding Corporation
Austin, Texas
March 10, 2016

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on April 28, 2016
The proxy statement and annual report to stockholders are available at http://www.proxyvote.com.

Proxy Statement for the
2016 Annual Meeting of Stockholders of
LDR HOLDING CORPORATION
to be Held on April 28, 2016

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	1
PROPOSAL 1 ELECTION OF DIRECTORS	7
INFORMATION ABOUT OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	10
Board Independence	10
Board Leadership Structure	10
Board Committees	10
Meetings of the Board of Directors and its Committees	12
Role of the Board in Risk Oversight	12
Director Nominations	13
Compensation Committee Interlocks and Insider Participation	14
Code of Conduct	14
Corporate Governance Guidelines	14
Compensation of Non-Employee Directors	15
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	17
AUDIT COMMITTEE REPORT	19
PROPOSAL 3 ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION	20
PROPOSAL 4 ADVISORY RESOLUTION THE FREQUENCY OF FUTURE ADVISORY RESOLUTIONS TO APPROVE EXECUTIVE COMPENSATION	21
PROPOSAL 5 APPROVAL OF THE RULES OF THE LDR HOLDING CORPORATION 2013 EQUITY INCENTIVE PLAN FOR THE GRANT OF OPTIONS, PERFORMANCE UNITS AND RESTRICTED STOCK UNITS TO PARTICIPANTS IN FRANCE	22
MANAGEMENT	23
EXECUTIVE COMPENSATION	25
Compensation Discussion and Analysis	25
Compensation Committee Report	38
Summary Compensation Table	39
Outstanding Equity Awards at Fiscal Year-End	40
Option Exercises During Fiscal Year	42
Potential Payments Upon Termination or Change in Control	43
Stock Plans	44
Equity Compensation Plan Information	48
Other Compensation Policies	49
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	50
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	52
OTHER MATTERS	53
APPENDIX 1	A-1

i

LDR Holding Corporation
13785 Research Boulevard, Suite 200
Austin, Texas 78750

PROXY STATEMENT
FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 28, 2016

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
This proxy statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by our Board of Directors for use at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on April 28, 2016, and any adjournments or postponements thereof. The Annual Meeting will be held at 13785 Research Boulevard, Suite 200, Austin, Texas 78750, on April 28, 2016 at 9:00 a.m. local time.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You are encouraged to read this entire proxy statement carefully before deciding how to vote.
Unless otherwise indicated, the terms “company,” “LDR”, “LDR Holding”, “we,” “our,” and “us” are used in this proxy statement to refer to LDR Holding Corporation together with its subsidiaries. The terms “Board” and “Board of Directors” refer to our Board of Directors.
What is a proxy statement and what is a proxy?
A proxy statement is a document that Securities and Exchange Commission (the “SEC”) regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the stock you own. This other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated two of our officers - Mr. Christophe Lavigne and Mr. Scott Way - as proxies or proxy holders for the Annual Meeting.
What is the Notice of Internet Availability of Proxy Materials that I received instead of complete proxy materials?
SEC rules allow companies to furnish proxy materials, including this proxy statement and our Annual Report, by providing access to these documents on the internet instead of mailing printed copies of our proxy materials to stockholders. Most stockholders have received a Notice of Internet Availability of Proxy Materials (the “Notice”), which provides instructions for accessing proxy materials on a website or for requesting electronic or printed copies of the proxy materials.
If you want a paper copy of the proxy materials for the Annual Meeting and for all future meetings, please follow the instructions in the Notice for requesting such materials. The electronic delivery option lowers costs and reduces the environmental impact of printing and distributing our proxy materials.
How can I access the proxy materials over the Internet?
You may view and also download our proxy materials, including our 2015 Annual Report on Form 10-K at
http://www.proxyvote.com. Please see the instructions below regarding how to submit your vote.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on March 1, 2016, which is the date our Board of Directors set as the record date for voting, will be entitled to vote at the Annual Meeting. As of the record date, there were 29,217,670 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate their votes in the election of directors.

Stockholder of Record: Shares Registered in Your Name
If on March 1, 2016, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted if you later decide not to attend the meeting.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank (“Street Name”)
If on March 1, 2016, your shares were held in an account at a broker, bank, or other similar organization rather than in your name, then you are the beneficial owner of shares held in “street name” and our proxy materials will be forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a “legal” proxy through your broker or other agent. If you request a printed copy of the proxy materials by mail, your broker or other agent should provide a voting instruction card for you to use.
What am I being asked to vote on?
There are five matters scheduled to be considered and voted on at the Annual Meeting:

•
Election of Messrs. Christophe Lavigne and William W. Burke, the nominees for election as Class III directors, to serve until the 2019 Annual Meeting of Stockholders or until their successors are duly elected and qualified, or their earlier death, resignation or removal;

•	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

•	An advisory resolution to approve executive compensation;

•	An advisory resolution to approve the frequency of future advisory resolutions to approve executive compensation; and

•
The approval of the Rules of the LDR Holding Corporation 2013 Equity Incentive Plan for the Grant of Options, Performance Units and Restricted Stock Units to Participants in France (the “French Sub-Plan”).

How does the Board recommend that I vote?
The Board of Directors unanimously recommends that all stockholders vote:

•	FOR the election of Messrs. Lavigne and Burke as Class III directors;

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

•	FOR the advisory resolution to approve executive compensation;

•	1 YEAR on the advisory resolution to approve the frequency of future advisory resolutions to approve executive compensation; and

•	FOR the approval of the French Sub-Plan.
What if another matter is properly brought before the meeting?
We will also consider other business that properly comes before the meeting in accordance with Delaware law and our bylaws. As of the record date, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” each of the nominees to serve as Class III directors or you may “Withhold” your vote for each of the nominees. For Proposal 2, Proposal 3 and Proposal 5, you may vote “For” the proposal or you may vote “Against” or “Abstain” from voting. For Proposal 4, you may vote “1 Year,” “2 Years,” “3 Years” or “Abstain” from voting.
The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting, over the internet, by telephone, or by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted in accordance with your wishes if you later decide not to attend the meeting. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and you will receive a ballot when you arrive.

•
If you received printed proxy materials, you may submit your proxy by completing, signing and dating the proxy card and returning it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To submit your proxy by telephone or the internet, please follow the instructions provided in the proxy card. Your vote must be received by 11:59 p.m. Eastern time on April 27, 2016 to be counted.
Beneficial Owner: Shares Registered in Street Name
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in those materials to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a “legal” proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
What do I need to do to attend the Annual Meeting?
If you are a registered stockholder or a “street name” stockholder as of on March 1, 2016, you are invited to attend the Annual Meeting. If you would like to attend the Annual Meeting and your stock is not registered in your own name, please ask the broker, bank or other nominee that holds the stock to provide you with evidence of your stock ownership.
In order to enter the Annual Meeting, you must present a form of photo identification acceptable to us, such as a valid driver’s license or passport.
As noted above, since a “street name” stockholder is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s, bank’s or other nominee’s procedures for obtaining a “legal” proxy.
How many votes do I have?
On each matter to be voted upon, each stockholder will have one vote for each share of common stock owned by that stockholder as of on March 1, 2016, the record date for the 2016 Annual Meeting of Stockholders.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, over the internet or in person at the Annual Meeting, your shares will not be voted and your shares will not be counted as “present” for purposes of determining whether a quorum is present at the Annual Meeting.
Beneficial Owner: Shares Registered in Street Name
If you are a beneficial owner and do not instruct your broker, bank or other nominee how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and other nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.
Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and certain corporate governance proposals, even if supported by management. Accordingly, your broker or nominee may not vote your shares on Proposal 1, Proposal 3, Proposal 4 or Proposal 5 without your instructions. Your broker or nominee may vote your shares on Proposal 2, as the ratification of our independent registered public accounting firm is considered a “routine” matter under NYSE rules.
What if I sign and return a proxy card or otherwise vote but do not make specific choices?
Messrs. Christophe Lavigne and Scott Way are officers of the company and were named by our Board of Directors as proxy holders. If you return a signed and dated proxy card or otherwise vote without providing voting selections, Mr. Lavigne and Mr. Way will vote your shares, as applicable, “FOR” the election of each of the nominees to serve as Class III directors, “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, “FOR” the advisory resolution to approve executive compensation, “1 YEAR” on the advisory resolution on the frequency of future advisory resolutions to approve executive compensation, and “FOR” the approval of the French Sub-Plan. If any other matter is properly presented at the meeting, these proxy holders will vote your shares using their discretion.
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine” by NYSE rules and regulations. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals and elections of directors (even if not contested). Proposal 1, Proposal 3, Proposal 4 and Proposal 5 are “non-routine” matters and Proposal 2 is a “routine” matter under NYSE rules.
How many votes are needed to approve each proposal?

•
For the election of directors, the two nominees receiving the most “FOR” votes will be elected. Votes may be cast for or withheld with respect to each of the director nominees. Broker non-votes, if any, will have no effect on the election of directors.

•
To be approved, Proposal 2, ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, must receive the affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy. Broker non-votes, if any, and abstentions will not be counted in determining the number of votes cast and will have no effect on the approval of this proposal.

•
Proposal 3, the advisory resolution to approve executive compensation, must receive the affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy. Broker non-votes, if any, and abstentions will not be counted in determining the number of votes cast and will have no effect on the approval of this proposal.

•
The option in Proposal 4, the advisory resolution on the frequency of future advisory resolutions to approve executive compensation, receiving the most votes will be the recommendation to our Board of Directors.

•
To be approved, Proposal 5, the approval of our French Sub-Plan, must receive the affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy. Broker non-votes, if any, and abstentions will not be counted in determining the number of votes cast and will have no effect on the approval of this proposal.

•
Proposal 3 and Proposal 4 are both advisory and therefore will not be binding on our Board of Directors. Our Board of Directors will, however, consider the outcome of these votes when determining issues with respect to these matters in the future.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of our common stock entitled to vote are present at the Annual Meeting, either in person or by proxy. On the record date, there were 29,217,670 shares of common stock outstanding and entitled to vote. Abstentions, withheld votes and broker non-votes are counted for determining whether a quorum is present. If there is no quorum, the chairperson or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8‑K to publish the final results.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, although we expect to reimburse them for their reasonable out-of-pocket expenses. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. You should complete each of the proxy cards to ensure that all of your shares are voted.
You may consider registering all of your brokerage accounts in the same name and address for better service. If you wish to do so, you should contact your broker, bank or nominee for more information. Additionally, our transfer agent, American Stock Transfer & Trust Company, LLC, can assist you if you want to consolidate multiple accounts registered in your name by contacting our transfer agent at 6201 15th Avenue, Brooklyn, New York 11219, Telephone: (800) 937-5449.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we are permitted to deliver a single copy of the proxy materials and 2015 Annual Report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the proxy materials and 2015 Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of the proxy materials and annual reports in the future, stockholders may contact us as follows:
LDR Holding Corporation
Attention: Corporate Secretary
13785 Research Boulevard, Suite 200
Austin, Texas 78750

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date;

•	You may grant a subsequent proxy by telephone or through the internet;

•
You may send a timely written notice that you are revoking your proxy to LDR’s Executive Vice President, General Counsel and Secretary at 13785 Research Boulevard, Suite 200, Austin, Texas 78750, Attention: Scott Way, Executive Vice President, General Counsel and Secretary; or

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
Your latest dated proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in Street Name
If your shares are held by a broker, bank or other nominee, in order to change your vote, you should follow the instructions provided by your broker, bank or other nominee.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials pursuant to Rule 14a-8, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), your proposal must be submitted in writing by November 18, 2016 to our Executive Vice President, General Counsel and Secretary at 13785 Research Boulevard, Suite 200, Austin, Texas 78750, and must comply with all applicable requirements of Rule 14a-8.
In addition, any stockholder intending to nominate a candidate for election as a director or propose any business at next year’s annual meeting (outside of Rule 14a-8) must comply with our bylaws, which contain additional requirements to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our notice with respect to such meeting, (ii) brought before the meeting by or at the direction of our Board of Directors or a committee of the Board, or (iii) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2017 Annual Meeting of Stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than December 29, 2016; and

•	not later than January 28, 2017.
In the event that we hold our 2017 Annual Meeting of Stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2016 Annual Meeting, then notice of a stockholder proposal or director nomination that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting; or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.
If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.
Whom should I contact if I have additional questions or would like additional copies of the proxy materials?
If you would like additional copies of this proxy statement (which copies will be provided to you without charge) or if you have questions, including the procedures for voting your shares, you should contact:
LDR Holding Corporation
Attention: Corporate Secretary
13785 Research Boulevard, Suite 200
Austin, Texas 78750

PROPOSAL 1
ELECTION OF DIRECTORS
Composition of Our Board of Directors
Our Board of Directors currently consists of six members. In accordance with our amended and restated certificate of incorporation and our bylaws, our Board of Directors is divided into three classes, Class I, Class II, and Class III, with each class containing, as nearly as possible, one-third of the total number of directors and serving staggered three-year terms. Directors in a particular class are elected for three-year terms at the annual meeting of stockholders in the year in which their terms expire. The classification of our Board of Directors may have the effect of delaying or preventing changes in our management or a change in control of our company.
The authorized number of directors may be changed only by our Board of Directors. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, serves for the remainder of the full term of that class or until the director’s successor is duly elected and qualified. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.
Our directors may be removed only for cause by the affirmative vote of the holders of two-thirds of our outstanding voting stock.
The following table sets forth the names and certain other information for the nominee for election as a director and for each of the continuing members of the Board of Directors as of the date of this proxy statement. Key biographical information for each of these individuals as of the date of this proxy statement is set forth below.

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for which Nominated
Nominees
Christophe Lavigne	III	48	President, Chief Executive Officer and Chairman of the Board	2006	2016	2019
William W. Burke(1)(2)(3)	III	56	Director	2013	2016	2019
Continuing Directors
Joseph Aragona	I	59	Director	2006	2017	—
Alan W. Milinazzo(3)	I	56	Director	2015	2017	—
Kevin M. Lalande(1)(2)(3)	II	43	Director	2005	2018	—
Stefan Widensohler(1)(2)(3)	II	56	Director	2006	2018	—
_____________________
(1)    Member of our nominating and corporate governance committee
(2)    Member of our audit committee
(3)    Member of our compensation committee

Nominees
Christophe Lavigne is one of our co-founders and has served as Chairman of the Board of Directors, President and Chief Executive Officer since 2006. Additionally, Mr. Lavigne has served as Chairman of the Board of Directors and President of LDR Médical S.A.S. (“Médical”), our French subsidiary, since 2002 and President of its predecessor entity since its founding in 2000. Mr. Lavigne has more than 20 years working for spinal device companies in roles of increasing responsibility, culminating as Sales and Marketing Director for JBS, a privately held medical device manufacturer, and as Sales and Marketing Neuro-Spine Director for Aesculap, Inc., a medical device manufacturer and a division of B. Braun Melsungen AG. Mr. Lavigne won the French prize of Ernst & Young’s “Entrepreneur of the Year” award in 2006 and the Ernst & Young “Entrepreneur of the Year” award for the central Texas region in 2011. Mr. Lavigne holds a degree in mechanical engineering from the IUT Dijon, France, a degree in business from the ESARC Paris business school and a masters in marketing (DEESMA) from the European Business School Federation—Zurich. Mr. Lavigne was selected to serve on our Board of Directors because of his substantial knowledge of the Company he has as our co-founder, Chairman and Chief Executive Officer.

William W. Burke is the President of Austin Highlands Advisors, LLC, a provider of strategic advisory services to emerging growth medical technology companies, since November 2015. He served as Executive Vice President & Chief Financial Officer of IDEV Technologies, a peripheral vascular devices company, from November 2009 until the company was acquired by Abbott Laboratories in August 2013. He was retained by Abbott through December 2013 to assist with post acquisition integration. Mr. Burke has served on the Board of Directors of Invuity, Inc., a publicly traded developer of advanced surgical photonics devices, since May 2015, and Tactile Systems Technologies, Inc., a privately held developer of innovative devices to treat chronic diseases at home, since September 2015. He also served as a member of the board of Directors of Medical Action Industries, a publicly traded manufacturer of disposable medical products, from August 2004 until October 2014, when Medical Action Industries was acquired by Owens & Minor. From August 2004 to December 2007, he served as Executive Vice President & Chief Financial Officer of ReAble Therapeutics, a diversified orthopedic device company which was sold to The Blackstone Group in a going private transaction in 2006 and subsequently merged with DJO Incorporated in late 2007. From 2001 to 2004, he served as Chief Financial Officer of Cholestech Corporation, a publicly traded medical diagnostics products company. From 1985 to 2001, he was employed as a senior investment banker by several firms, with a primary focus on medical technology companies. Mr. Burke received his BBA in Finance from The University of Texas at Austin and an M.B.A. from The Wharton School of the University of Pennsylvania. Mr. Burke was selected to serve on our Board of Directors because of his knowledge of accounting matters, his business experience with other medical technology companies, and his experience as the chief financial officer of other companies, including other publicly traded companies.
Continuing Directors
Joseph Aragona is one of the founders of Austin Ventures, a venture capital firm, and has served as general partner since 1982. He has invested in a broad range of industries, including medical device, software, services, industrial products and special situations. Mr. Aragona serves on the boards of directors of a number of private companies. Mr. Aragona holds an A.B. in Economics from Harvard University and an M.B.A. from the Harvard Business School. Mr. Aragona was selected to serve on our Board of Directors because of his substantial experience as a venture capitalist and as a director of a number of privately held companies.
Alan W. Milinazzo is President, Chief Executive Officer and a director of InspireMD, a medical device company focusing on the development and commercialization of its proprietary stent system technology; positions in which he has served January 2013. He also serves as a director of Flexion Therapeutics, Inc., a specialty pharmaceutical company, since November 2011, and as a director of CAS Medical Systems Inc., a medical technology company that develops and sells devices for non-invasive patient monitory, since June 2015. Previously, Mr. Milinazzo served as President and Chief Executive Officer of Orthofix International N.V., a NASDAQ-listed medical device company, until August 2011, a position he was promoted to in 2006 after being hired a year earlier as Chief Operating Officer. He also served as a director of Orthofix International N.V. from December 2006 until June 2012. From 2002 to 2005, Mr. Milinazzo was the General Manager of Medtronic, Inc.’s coronary and peripheral vascular businesses. Mr. Milinazzo also spent 12 years as an executive with Boston Scientific Corporation in numerous roles, including Vice President of Marketing for SCIMED Europe. Mr. Milinazzo has over 20 years of experience in management and marketing, including positions with Aspect Medical Systems and American Hospital Supply. Mr. Milinazzo was selected to serve on our Board of Directors because of his more than 25 years of experience in the life sciences sector in numerous roles including as a chief executive officer and director.
Kevin M. Lalande is one of the founders and a Managing Director of Santé Ventures, a venture capital firm. Prior to founding Santé Ventures in June 2007, Mr. Lalande spent seven years with Austin Ventures. Before joining Austin Ventures, Mr. Lalande was a management consultant with McKinsey & Company. Previously, Mr. Lalande co-founded and sold three companies: NetProfit, sold to a privately held advertising agency in 1996; Serus, sold to Netopia in 1998; and TimeMarker, sold to PrimeHoldings in 2001. Mr. Lalande holds a B.S. in Electrical and Computer Engineering from Brigham Young University and an M.B.A. with Highest Distinction from the Harvard Business School. Mr. Lalande was selected to serve on our Board of Directors because of his substantial experience as a venture capitalist and as a director of a number of privately held companies.
Stefan Widensohler is the President, Chief Executive Officer, Principal and Proprietor of KRAUTH medical KG, a privately held company in Hamburg, Germany. Until 2012, KRAUTH medical KG was a medical device distribution and service company. KRAUTH medical KG sold its medical device distribution and service business and now focuses on investing in healthcare start-up companies. In 1996, Mr. Widensohler also co-founded Invatec SpA, an Italian medical device company that specialized in interventional cardiology and peripheral vascular products, which was acquired by Medtronic, Inc. in 2010. Mr. Widensohler joined Medtronic following the acquisition and served as Vice President, Global Sales for the acquired business until 2012 to assist with the integration of Invatec into Medtronic. Since July 2013, Mr. Widensohler has served as a director of St. Jude Medical, a publicly traded medical device company. From January 2011 until January 2015, Mr. Widensohler served as a director of MyoPowers Medical Technologies SA, a privately held medical device company. He serves as Member of the Advisory Board of TowerBrook Capital Partners L.P., a private equity fund. He also serves as deputy chairman of the Board of BVMed, the German Health Industry Manufacturers Association. Mr. Widensohler is an Economics graduate from the Private Academy of Bad Harzburg, Germany. Mr. Widensohler was selected to serve on our Board of Directors because of his substantial experience as an entrepreneur and investor in the healthcare market and as a director of a number of privately and publicly held companies.
There are no family relationships between or among any of our executive officers, directors or director nominees.
Vote Required and Board Recommendation
The nominees for election as Class III directors will be elected by a plurality of the votes cast at the Annual Meeting.
Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of Messrs. Lavigne and Burke. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as may be nominated by our Board of Directors. Each of the nominees for election has agreed to serve if elected, and we have no reason to believe that either nominee will be unable to serve. If you hold your shares in street name and you do not give voting instructions to your broker, your broker will leave your shares unvoted on this matter. Broker non-votes, if any, will have no effect on the election of directors.
Our Board of Directors unanimously recommends a vote “FOR” the election of each of Messrs. Lavigne and Burke to serve as Class III Directors.

INFORMATION ABOUT OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board Independence
We completed our initial public offering in October 2013, and our common stock trades on the NASDAQ Global Select Market (“NASDAQ”). Under NASDAQ rules, independent directors must comprise a majority of a listed company’s Board of Directors within twelve months from the date of listing. In addition, NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent within twelve months from the date of listing. Audit committee members must also satisfy additional independence criteria, including those set forth in Rule 10A-3 promulgated under the Exchange Act. Under NASDAQ rules, a director will qualify as an “independent director” only if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries, other than compensation for board service; or (2) be an affiliated person of the listed company or any of its subsidiaries.
Our Board of Directors has undertaken a review of its composition and that of its committees as well as the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board of Directors has determined that each of Messrs. Aragona, Burke, Lalande, Milinazzo and Widensohler is “independent” in accordance with the rules of NASDAQ and Rule 10A-3 under the Exchange Act.
Board Leadership Structure
Our Board of Directors currently consists of our President and Chief Executive Officer, Christophe Lavigne, and five non-employee, independent directors. Mr. Lavigne also serves as the Chairman of our Board of Directors and is generally responsible for presiding at and directing the meetings of the Board of Directors. Our Board of Directors has determined that the most effective leadership model for the Company is that Mr. Lavigne serve as both Chairman and Chief Executive Officer, although the Board of Directors has established no policy on whether or not to have a non-executive chairman. In addition, our Board of Directors does not have a lead independent director.
Board Committees
Our Board of Directors has an audit committee, a compensation committee and a nominating and corporate governance committee.
Audit Committee
Our audit committee consists of William W. Burke (chair), Kevin Lalande and Stefan Widensohler. The functions of the audit committee include:

•
appointing our independent registered public accounting firm and being directly responsible for the compensation, retention and oversight of the independent registered public accounting firm, who will report directly to the audit committee;

•
reviewing and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services, including the fees to be paid for those services;

•	reviewing our annual and quarterly financial statements and reports and discussing the financial statements and reports with our independent registered public accounting firm and management;

•	reviewing and approving all related person transactions;

•
reviewing with our independent registered public accounting firm and management significant issues that may arise regarding accounting principles and financial statement presentation, as well as matters concerning the scope, adequacy and effectiveness of our internal controls over financial reporting;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding internal controls over financial reporting, accounting or auditing matters; and

•	preparing the audit committee report for inclusion in our proxy statement for our annual meeting.

All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ.
Our Board of Directors has determined that Mr. Burke, an independent director, qualifies as an audit committee financial expert within the meaning of applicable SEC regulations. In making this determination, our Board of Directors considered the nature and scope of experience that Mr. Burke has previously had with public reporting companies, including service as Chief Financial Officer of public companies and service on public company audit committees. Our Board of Directors has determined that all of the current members of our audit committee satisfy the relevant independence requirements for service on the audit committee set forth in the rules of NASDAQ and applicable SEC rules. Both our independent registered public accounting firm and management periodically meet privately with our audit committee.
Our Board of Directors has adopted an audit committee charter. We believe that the composition of our audit committee, and our audit committee’s charter and functioning, comply with the applicable requirements of NASDAQ and SEC rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.
The full text of our audit committee charter can be found on the investor relations portion of our website at
http://ir.ldr.com under the heading “Corporate Governance.” Information contained in, or accessible through, our website is not a part of this proxy statement.
Compensation Committee
Our compensation committee consists of Kevin Lalande (chair), William W. Burke, Alan W. Milinazzo and Stefan Widensohler. The functions of the compensation committee include:

•
determining the compensation and other terms of employment of our Chief Executive Officer and other executive officers and reviewing and approving our performance goals and objectives relevant to that compensation;

•	administering and implementing our incentive compensations plans and equity-based plans, including approving option grants, restricted stock and other awards;

•	evaluating our incentive compensation plans, equity-based plans and similar programs advisable for us, as well as modifications or terminations of our existing plans and programs;

•
reviewing and approving the terms of any employment-related agreements, severance arrangements, change-in-control and similar agreements or provisions with our Chief Executive Officer and other executive officers;

•	approving, authorizing and providing oversight over a sub-committee to grant equity awards to non-executive officer employees, subject to grant guidelines approved by our compensation committee;

•	reviewing and discussing the Compensation Discussion & Analysis required in our annual report and proxy statement with management; and

•	preparing a report on executive compensation for inclusion in our proxy statement for our annual meeting.
Each member of our compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986. Furthermore, our Board of Directors has determined that each of Messrs. Lalande, Burke, Milinazzo and Widensohler satisfy the independence standards for compensation committee membership established by the SEC and the listing rules of NASDAQ, as applicable.
Our Board of Directors has adopted a compensation committee charter. We believe that the composition of our compensation committee, and our compensation committee’s charter and functioning, comply with the applicable requirements of NASDAQ and SEC rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.
The full text of our compensation committee charter can be found on the investor relations portion of our website at http://ir.ldr.com under the heading “Corporate Governance.” Information contained in, or accessible through, our website is not a part of this proxy statement.

Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Stefan Widensohler (chair), William W. Burke and Kevin Lalande. The functions of the nominating and corporate governance committee include:

•	evaluating director performance on the Board of Directors and applicable committees of the Board of Directors;

•	identifying, recruiting, evaluating and recommending individuals for membership on our Board of Directors, the audit committee and the compensation committee;

•	considering questions of independence or possible conflicts of interest (other than related person transactions) of members of our Board of Directors or our executive officers;

•	evaluating nominations by stockholders of candidates for election to our Board of Directors;

•	reviewing and recommending to our Board of Directors any amendments to our corporate governance documents; and

•	making recommendations to our Board of Directors regarding management succession planning.
Our Board of Directors has determined that Messrs. Widensohler, Burke and Lalande each satisfy the independence standards for nominating and corporate governance committee members established by the SEC and NASDAQ listing standards, as applicable.
Our Board of Directors has adopted a nominating and corporate governance committee charter. We believe that the composition of our nominating and corporate governance committee, and our nominating and corporate governance committee’s charter and functioning, comply with the applicable requirements of NASDAQ and SEC rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.
The full text of our nominating and corporate governance committee charter can be found on the investor relations portion of our website at http://ir.ldr.com under the heading “Corporate Governance.” Information contained in, or accessible through, our website is not a part of this proxy statement.
Meetings of the Board of Directors and its Committees
During the fiscal year ended December 31, 2015, our Board of Directors held nine meetings. Our audit committee met four times, our compensation committee met four times, and the nominating and corporate governance committee met three times during 2015. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which such member served that were held during the period such member served.
The Board of Directors does not have a formal policy regarding the attendance of directors at meetings of stockholders, but it encourages directors to attend each meeting of stockholders. We held our 2015 Annual Meeting of Stockholders on May 7, 2015. All directors were in attendance in person or by telephone, with the exception of Mr. Widensohler.
Role of the Board in Risk Oversight
Risk is inherent in our business, and we face strategic, financial, business, operational, legal, reputational and other risks. Our Board of Directors is responsible for overseeing the overall risk management process at our company. The responsibility for managing risk rests with executive management while the Board of Directors and its committees as a whole participate in the oversight process. The Board of Director’s risk oversight process builds upon management’s risk assessment and mitigation processes, which include reviews of long-term strategic and operational planning, executive development and evaluation, regulatory and legal compliance, and financial reporting and internal controls. The Board of Directors considers strategic risks and opportunities and regularly receives reports from executive management regarding specific aspects of risk management.

Director Nominations
Nomination Process
Our nominating and corporate governance committee is responsible for identifying, recruiting, evaluating and recommending to the Board of Directors nominees for membership on the Board of Directors and committees of the Board of Directors. The goal of this process is to maintain and further develop a highly qualified Board of Directors of Directors consisting of members with experience and expertise in areas of importance to our company. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.
The nominating and corporate governance committee recommends to the Board of Directors for selection all nominees to be proposed by the Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board of Directors for election at each annual or special meeting of stockholders, and recommends all director nominees to be appointed by the Board of Directors to fill director vacancies. The Board of Directors is responsible for nominating members for election to the Board of Directors and for filling vacancies on the Board of Directors that may occur between annual meetings of stockholders.
Evaluation of Director Candidates
In its evaluation of director candidates, the nominating and corporate governance committee will consider a candidate’s skills, characteristics and experience taking into account a variety of factors, including the candidate’s:

•	understanding of our business, industry and technology;

•	history with our company;

•	personal and professional integrity;

•	general understanding of marketing, finance and other disciplines relevant to the success of a publicly-traded company generally;

•	ability and willingness to devote the time and effort necessary to be an effective director;

•	commitment to acting in the best interest of our company and its stockholders; and

•	educational and professional background.
The nominating and corporate governance committee will also consider the current size and composition of the Board of Directors, the needs of the Board of Directors its committees and the potential independence of director candidates under relevant NASDAQ and SEC rules.
Although the Board of Directors does not maintain a specific policy with respect to board diversity, the nominating and corporate governance committee considers each candidate in the context of the membership of the Board as a whole, with the objective of including an appropriate mix of viewpoints and experience among members of the Board reflecting differences in professional background, education, skill and other individual qualities and attributes. In making determinations regarding nominations of directors, the nominating and corporate governance committee may take into account the benefits of diverse viewpoints to the extent it deems appropriate.
Stockholder Recommendations for Nomination to the Board of Directors
The nominating and corporate governance committee will consider properly submitted stockholder recommendations for candidates for our Board of Directors. The nominating and corporate governance committee does not intend to alter the manner in which it evaluates candidates, including the criteria described above, based on whether or not the candidate was recommended by a stockholder.
Any stockholder recommendations proposed for consideration by the nominating and corporate governance committee should be in writing and delivered to LDR Holding Corporation, Attn: General Counsel and Secretary, 13785 Research Boulevard, Suite 200, Austin, Texas 78750. Submissions must include the following information, among other information described more specifically in our bylaws, with respect to each candidate:

•	full name and address of the proposed nominee;

•	the number and class of our shares beneficially owned, directly or indirectly, by the proposed nominee;

•	all information regarding the proposed nominee required to be disclosed in a proxy statement pursuant to Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

•	the consent of the nominee to be named in the proxy statement and consent to serve as a director if elected; and

•
a description of all material relationships, including (i) compensation and other material monetary agreements, arrangements and understandings during the past three years, between the proposed nominee and the stockholder making the proposal and (ii) any relationship between the proposing stockholder and the proposed nominee that would be required to be disclosed under the SEC’s related party transactions disclosure rules if the proposing stockholder were a “registrant” under those rules.

In addition, any stockholder wishing to recommend a nominee to our Board of Directors must provide a questionnaire regarding the proposed nominee, information regarding any arrangement or agreement with respect to such nominee’s voting while a member of our Board of Directors and information regarding equity ownership of the company (including derivative ownership) by the proposing stockholder and the proposed nominee.
All proposals of stockholders that are intended to be presented by such stockholder at the annual meeting of stockholders must be in writing and received by us no later than the deadline specified in our bylaws.
The above description of the procedure required for a stockholder to propose nominees to our Board of Directors is a summary only, and stockholders wishing to propose a nominee to our Board are advised to review our bylaws in detail, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. Please also see “Questions and Answers about the Annual Meeting and Voting - When are stockholder proposals and director nominations due for next year’s annual meeting?”
Compensation Committee Interlocks and Insider Participation
During 2015, our compensation committee consisted of Kevin Lalande (chairman), William W. Burke and Stefan Widensohler, and since his election to the Board in July 2015, Alan W. Milinazzo. None of our executive officers serve as a member of the Board of Directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or our compensation committee.
Code of Conduct
Our Board of Directors has adopted a Code of Conduct. The Code of Conduct applies to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions), agents and representatives, including directors and consultants.
Our Board of Directors has also adopted an additional Code of Ethics for our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. This Code of Ethics, applicable to the specified officers, contains additional requirements including a prohibition on personal loans from the company (except where permitted by, and disclosed pursuant to, applicable law), and a requirement to review reports to be filed with SEC.
We intend to disclose future amendments to certain provisions of our Code of Business Conduct and Ethics and our Code of Ethics for our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, or waivers of those provisions, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions or our directors on our website identified below. The full text of our Code of Conduct and our Code of Ethics for our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer can be found in the Investor Relations section of our website at http://ir.ldr.com under the heading “Corporate Governance.” Information contained in, or accessible through, our website is not a part of this proxy statement.
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to Board composition and selection, Board meetings, responsibilities of directors, chief executive officer performance evaluation and succession planning, Board self-evaluation and Board committees and compensation. The Board expects to review, in consultation with our nominating and corporate governance committee, these guidelines as it deems necessary and appropriate. The full text of our Corporate Governance Guidelines can be found in the Investor Relations section of our website at http://ir.ldr.com under the heading “Corporate Governance.” Information contained in, or accessible through, our website is not a part of this proxy statement.

Compensation of Non-Employee Directors
Under our Amended and Restated Non-Employee Director Compensation Policy adopted on February 18, 2015, each independent non-employee director received an annual fee of $40,000. Independent non-employee directors receive an additional $10,000 annually for serving on the audit committee of our Board of Directors, an additional $7,500 annually for serving on the compensation committee of our Board of Directors and an additional $5,000 for serving on the nominating and corporate governance committee of our Board of Directors. In addition to the committee fees, the chairman of our audit committee received an additional $10,000 annually, the chairman of our compensation committee received an additional $5,000 annually and the chairman of our nominating and corporate governance committee received an additional $3,000 annually. We also pay our independent non-employee directors a fee of $1,000 for each meeting (in excess of five) of the Board of Directors attended in person ($750 if attended by teleconference), and $750 for each meeting (in excess of five) of a committee of the Board of Directors attended in person ($400 if attended telephonically).
In addition to the cash fees, under our Amended and Restated Non-Employee Independent Director Compensation Policy, each independent, non-employee director that continued to serve as an independent, non-employee director following our annual stockholders’ meeting, whether or not such individual is standing for re-election at such meeting, was entitled to receive an option to purchase 3,500 shares of our common stock and a grant of 3,000 restricted stock units, with such options to vest in 36 equal monthly installments over the three-year period measured from the grant date, and such restricted stock units vesting in three equal annual installments over the three-year period measured from the date of grant, in each case for so long as such independent, non-employee director remains in our service through each vesting date. In addition, our Amended and Restated Non-Employee Director Compensation policy provided that each newly elected independent, non-employee director was entitled to receive an option to purchase 3,500 shares of our common stock and 3,000 restricted stock units, with such equity awards to vest over a one-year period from the grant date.
Because each of Messrs. Aragona, Lalande and Widensohler never received an initial grant under our Non-Employee Independent Director Compensation Policy, in February 2015, our Board of Directors approved grants of equity awards under our Amended and Restated Non-Employee Independent Director Compensation Policy equal to an initial grant to each of these directors. In addition, since Mr. Burke’s initial grant was under a prior version of our Non-Employee Independent Director Compensation Policy, our Board of Directors determined to award Mr. Burke a grant of 1,000 shares of restricted stock in February 2015 in connection with the approval of the grants to Messrs. Aragona, Lalande and Widensohler. Because of these grants, and in light of the limitation in our 2013 Equity Incentive Plan on the number of equity awards that may be granted annually to our independent directors, the Board determined that the annual grants to each of our non-employee independent directors made in connection with our 2015 Annual Meeting be reduced by options to purchase 2,000 shares of our common stock, with such options to be granted during 2016.
In January 2016, our Board of Directors approved our Second Amended and Restated Non-Employee Independent Director Compensation Policy pursuant to which: (1) commencing with the 2016 Annual Meeting, the annual grant to directors was changed to an award of 6,000 restricted stock units, vesting on the one-year anniversary of the grant date, and (2) the new director grant was converted into an option to purchase 13,300 shares of our common stock, with such option vesting in 36 equal monthly installments following the grant date.
The compensation paid to each of our independent non-employee directors in 2015 is set forth below.

Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)(2)(3)	Option Awards ($)(2)(3)	Total ($)
Joseph Aragona	$43,500	$228,210	$74,987	$346,697
William W. Burke	76,000	151,190	24,934	252,124
Kevin M. Lalande	71,000	228,210	74,987	374,197
Alan W. Milinazzo	22,588	120,120	49,417	192,125
Stefan Widensohler	67,250	228,210	74,987	370,447
_____________________

(1)	All stock awards are restricted stock units.

(2)
Amounts represent the aggregate grant date fair market value of restricted stock unit awards and stock options granted during 2015, computed in accordance with FASB ASC Topic 718. Assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 10 to the consolidated financial statements of LDR Holding Corporation and subsidiaries, included in our Annual Report on Form 10‑K for the year ended December 31, 2015 filed with the SEC on February 22, 2016.

(3)	As of December 31, 2015, the aggregate number of shares subject to outstanding equity awards held by our non-employee directors was:

Name	Restricted Stock	Stock Options
Joseph Aragona	6,000	5,000
William W. Burke	5,666	10,811
Kevin M. Lalande	7,666	11,611
Alan W. Milinazzo	3,000	3,500
Stefan Widensohler	7,666	11,611
We provide reimbursement to our non-employee directors for their reasonable expenses incurred in attending meetings of our Board of Directors and committees of our Board of Directors. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our amended and restated certificate of incorporation and bylaws.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee has selected KPMG LLP as our independent registered public accountants and to audit our consolidated financial statements for the fiscal year ending December 31, 2016, and the Board of Directors has determined that it would be desirable to request that the stockholders ratify such appointment. KPMG LLP was our independent registered public accounting firm for our 2015 audit.
The audit committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm, including the fees for those services, subject to the de minimis exception for non-audit services provided by SEC rules. These services provided may include audit services, audit-related services, and other services. Pre-approval is detailed as to the specific service or category of service and is subject to a specific approval.
Before selecting KPMG LLP, the audit committee considered the firm’s qualifications as independent registered public accountants and concluded that based on its prior performance for us and its reputation for integrity and competence, it was qualified. The audit committee also considered whether any non-audit services performed for us by KPMG LLP would impair KPMG LLP’s independence and concluded that they did not. If the stockholders do not ratify the selection of KPMG LLP, the audit committee may reconsider its selection. Even if the selection is ratified, the audit committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of our company and its stockholders.
A representative of KPMG LLP will attend our Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.
Fees Paid to Our Independent Registered Public Accounting Firm
The aggregate fees (in thousands) for professional services rendered by our principal accountants, KPMG LLP, for the years ended December 31, 2015 and 2014 were:

	Year Ended December 31,
	2015	2014
Audit Fees(1)	$959	$856
Audit-Related Fees(2)	—	5
Tax Fees(3)	196	158
All Other Fees(4)	61	45
Total	$1,216	$1,064
_____________________

(1)
Audit fees consist of professional services rendered in connection with the audit of our annual financial statements, including audited financial statements presented in our Annual Report on Form 10-K, review of our quarterly financial statements presented in our quarterly reports on Form 10-Q, and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. Audit fees in 2015 also consisted of the audit of management's report on the effectiveness of our internal control over financial reporting, as required under Section 404 of the Sarbanes-Oxley Act of 2002 and professional services rendered in connection to our follow-on public offering of common stock completed in August 2015, which shares were offered under our Registration Statement on Form S-3 effective December 2014. Fees for 2014 also consisted of professional services rendered in connection with our Registration Statement on Form S-1 related to our follow-on public offering of common stock completed in May and June 2014, and our Registration Statement on Form S-3 that was declared effective by the SEC in December 2014, and our Registration Statement on Form S-8 related to the issuance of shares under our benefit plans, including delivery of comfort letters, consents and review of documents filed with the SEC.

(2)
Audit-related fees consist of fees for professional services rendered that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under “Audit Fees.”

(3)	Tax fees includes the aggregate fees billed in each such year for professional services rendered by the independent auditors for tax compliance.

(4)
All other fees includes the aggregate fees billed in each such fiscal year for products and services by the independent auditors that are not reported under “Audit Fees,” “Audit-Related Fees,” or “Tax Fees.”

Vote Required and Board Recommendation
Stockholder ratification is not required for making the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 because our audit committee has responsibility for the appointment of our independent registered public accountants.
The affirmative vote of a majority of votes cast at the Annual Meeting, either in person or by proxy, is necessary to ratify the selection of KPMG LLP as our independent registered public accountants for fiscal year 2016. Broker non-votes and abstentions, if any, will not be counted in determining the number of votes cast and will have no effect on the approval of this proposal.
Our Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

AUDIT COMMITTEE REPORT
The audit committee is a committee of the Board of Directors comprised solely of independent directors as required by the listing standards of the NASDAQ Stock Market and rules of the SEC. The audit committee operates under a written charter approved by the Board of Directors, which is available on the Investor Relations portion of our web site at http://ir.ldr.com. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees.
With respect to LDR’s financial reporting process, LDR’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing LDR’s consolidated financial statements. LDR’s independent registered public accounting firm, KPMG LLP, is responsible for auditing these financial statements. It is the responsibility of the audit committee to oversee these activities. The audit committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of LDR’s financial statements.
In performance of its duties, the audit committee has reviewed and discussed the audited financial statements for the year ended December 31, 2015 with LDR’s management and with KPMG LLP, including the results of KPMG LLP’s audit of LDR’s financial statements. The audit committee has also discussed with KPMG LLP all matters that the independent registered public accounting firm was required to communicate and discuss with the audit committee, including the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T regarding “Communication with Audit Committees.”
The audit committee also has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the audit committee concerning independence, and has discussed with KPMG LLP its independence from LDR, as well as any relationships that may impact KPMG LLP’s objectivity and independence.
Based on our review and discussions with LDR’s management and independent registered public accountants, we recommended to the Board of Directors that the audited financial statements be included in LDR’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2015, for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee of the Board of Directors of LDR Holding Corporation:

William W. Burke (Chair)
Kevin Lalande
Stefan Widensohler

PROPOSAL 3
ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement.
Our compensation committee and our Board of Directors believe that our executive compensation program, as described in the section titled “Compensation Discussion and Analysis,” the compensation tables and the related narratives and other materials in this proxy statement reflects our philosophy of linking the compensation of our executive officers with our performance. Our compensation committee and our Board of Directors believe that the executive compensation program is reasonable and effective in that it aligns the interests of our executive officers with both the short-term and long-term interests of our stockholders.
This proposal gives you as a stockholder the opportunity to endorse or not endorse our executive compensation program through the following advisory, non-binding resolution:
“RESOLVED, that the compensation of our named executive officers, as described in the section titled “Compensation Discussion and Analysis,” the compensation tables and the related narratives and other materials in this Proxy Statement are hereby approved.”
Because this vote is advisory, it will not be binding upon our Board of Directors or our compensation committee. However, our compensation committee will carefully consider the outcome of the vote when determining future executive compensation arrangements. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.
Vote Required and Board Recommendation
The affirmative vote of a majority of votes cast at the Annual Meeting, either in person or by proxy, is necessary to approve this proposal. Broker non-votes and abstentions, if any, will not be counted in determining the number of votes cast and will have no effect on the approval of this proposal.
Our Board of Directors unanimously recommends a vote “FOR” the advisory resolution to approve executive compensation.

PROPOSAL 4
ADVISORY RESOLUTION THE FREQUENCY OF FUTURE ADVISORY RESOLUTIONS TO APPROVE EXECUTIVE COMPENSATION
The Dodd-Frank Act also requires us to include an advisory vote on how frequently our stockholders wish us to hold the advisory vote to approve the compensation of our named executive officers such as Proposal 3 above. Stockholders may indicate whether they would prefer that we conduct future such advisory votes once every one, two, or three years, or abstain from voting.
Our compensation committee and our Board of Directors have determined to recommend that you vote to hold an advisory vote to approve executive compensation annually. Because this vote is advisory, it will not be binding upon our Board of Directors or our compensation committee, and our Board of Directors or compensation committee may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote to approve the compensation of our named executive officers more or less frequently than the option approved by our stockholders. However, our Board of Directors and compensation committee intend to carefully consider the stockholder vote in determining how frequently to hold an advisory vote to approve the compensation of our named executive officers.
Vote Required and Board Recommendation
You may vote “1 YEAR,” “2 YEARS” or “3 YEARS” on this proposal. The time period receiving the highest number of affirmative votes will be the recommendation to the Board of Directors and the compensation committee.
Our Board of Directors unanimously recommends that you vote “1 YEAR” as the frequency of future advisory resolutions to approve executive compensation.

PROPOSAL 5
APPROVAL OF THE RULES OF THE LDR HOLDING CORPORATION 2013 EQUITY INCENTIVE PLAN FOR THE GRANT OF OPTIONS, PERFORMANCE UNITS AND RESTRICTED STOCK UNITS TO PARTICIPANTS IN FRANCE
In order to receive favorable tax treatment for equity awards we intend to grant to our employees in France, we are asking our stockholders to approve the Rules of the LDR Holding Corporation 2013 Equity Incentive Plan for the Grant of Options, Performance Units and Restricted Stock Units to Participants in France (the “French Sub-Plan”), a copy of which is attached as Appendix 1 to this proxy statement, which operates under the LDR Holding Corporation 2013 Equity Incentive Plan (the “2013 Plan”). Stockholders approved the 2013 Plan in September 2013 prior to our initial public offering.
We are seeking stockholder approval of the French Sub-Plan so that any options, performance units or restricted stock units we grant under the 2013 Plan to individuals who are subject to taxation under French law may qualify for more favorable income tax and social tax treatment in France.
In August 2015, a new French law (Loi Macron) introduced changes to the requirements and income tax and social tax treatment of French tax-qualified restricted stock units (“French-qualified RSUs”) and French-qualified performance units (“French-qualified Performance Units”). Pursuant to the new law, foreign companies are permitted, but not required, to grant French-qualified RSUs and French-qualified Performance Units, which provide more favorable tax and social treatment to both French employers and employees than non-qualified awards. Among other requirements under the new law, French-qualified RSUs and French-qualified Performance Units must provide for a minimum vesting period of one year from the grant date, and restrict the sale of shares for a minimum of two years from the grant date.
The 2013 Plan already provides that the compensation committee has the full authority, in its sole discretion, to adopt such plans or sub-plans as may be deemed necessary or advisable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions. However, the new French law provides that grants of French-qualified restricted stock units and French-qualified performance units must be authorized by a stockholder vote after August 7, 2015. In light of the new law and our substantial employee base in France, we would like to ensure that we and our French employees receive favorable tax treatment for equity awards that we grant our French employees.
We are not proposing any revisions to the 2013 Plan in order to grant French-qualified RSUs and/or French-qualified Performance Units under the new law, nor are we proposing to increase the number of shares or awards authorized for issuance under the 2013 Plan. We are asking stockholders to approve the French Sub-Plan solely to comply with a post-August 7, 2015 stockholder authorization requirement under French tax law. In addition, we are not required to grant tax-qualified awards in France and may choose, at our discretion, to grant non-qualified awards to employees of our French subsidiaries depending on the circumstances. Any such grants will be satisfied from the existing share reserve of the 2013 Plan and will have terms consistent with the existing terms of the 2013 Plan.
Regardless of whether stockholders approve the French Sub-Plan at the Annual Meeting, our compensation committee intends to make grants of equity awards under our 2013 Plan to our French employees, and the size of the contemplated equity awards will not increase or decrease as a result of stockholders’ vote on this Proposal 5. Accordingly, stockholders are being asked to approve the French Sub-Plan solely to result in more favorable tax treatment for LDR and our French employees.
For a complete description of the 2013 Plan, please see “Executive Compensation—Stock Plans—2013 Equity Incentive Plan.”
Vote Required and Board Recommendation
The affirmative vote of a majority of votes cast at the Annual Meeting, either in person or by proxy, is necessary to approve this proposal. Broker non-votes and abstentions, if any, will not be counted in determining the number of votes cast and will have no effect on the approval of this proposal.
Our Board of Directors unanimously recommends a vote “FOR” the approval of the French Sub-Plan.

MANAGEMENT
The following table shows information for our current executive officers as of the date of this proxy statement.

Name	Age	Position
Executive Officers
Christophe Lavigne	48	President, Chief Executive Officer and Chairman of the Board of Directors
Patrick Richard	52	Executive Vice President of European Sales, Médical
Robert McNamara	59	Executive Vice President, Chief Financial Officer
Scott Way	44	Executive Vice President, General Counsel, Compliance Officer and Secretary
André Potgieter	48	Executive Vice President, U.S. Sales, LDR Spine
James Burrows	46	Executive Vice President, Chief Operating Officer, LDR Spine
G. Joseph Ross	48	Executive Vice President, Global Marketing, LDR Spine
Executive Officers
Christophe Lavigne is one of our co-founders and has served as Chairman of the Board of Directors, President and Chief Executive Officer since 2006. Biographical information for Mr. Lavigne is set forth under “Proposal 1 - Election of Directors - Nominees.”
Patrick Richard is one of our co-founders, has served as Executive Vice President since January 2013 and as our head of European Sales and a director of LDR Médical since our founding in 2000. For the past 22 years, Mr. Richard has worked with spinal device companies in Europe to introduce numerous new procedures and technologies in the European market, including minimally invasive anterior spine surgery, sequential loading and correction for scoliosis applications and cervical and lumbar disc replacement devices. Mr. Richard served as regional sales manager for JBS, a privately held medical device manufacturer and as sales director of France for Aesculap, Inc., a medical device manufacturer and a division of B. Braun Melsungen AG.
Robert McNamara has served as our Executive Vice President since January 2013 and as our Chief Financial Officer since April 2012. From September 2010 to April 2012, Mr. McNamara served as a financial consultant, working primarily in the medical device and biotechnology industries. From May 2009 to September 2010, he served as Chief Financial Officer of Purfresh, Inc., a privately held clean technology company. From December 2004 to September 2008, Mr. McNamara was the Senior Vice President and Chief Financial Officer of Accuray, Inc., a publicly traded medical device manufacturer. In addition, Mr. McNamara has served as the Senior Vice President and Chief Financial Officer for publicly traded medical device companies, Somnus Medical Technologies and Target Therapeutics, was a member of the Board of Directors of Northstar Neurosciences and is the former Mayor of Menlo Park, California. Mr. McNamara holds a B.S. in Accounting from the University of San Francisco and an M.B.A. in Finance from The Wharton School of the University of Pennsylvania.
Scott Way has served as our Executive Vice President since January 2013 and as our General Counsel and Compliance Officer since January 2011, and as our Secretary since May 2012. From November 2007 to January 2011, Mr. Way served as Corporate Counsel for a division of DJO Incorporated, a medical device manufacturer, with primary responsibility for all legal matters related to its surgical implant and durable medical goods divisions. From December 2004 to November 2007, he was Corporate Counsel for Encore Medical, Inc., a public company and manufacturer of medical devices that was acquired by the Blackstone Group in a going private transaction in 2006, and later merged in November of 2007 with DJO. Mr. Way holds a B.A. in Political Science from Kenyon College and a J.D. from The University of Texas School of Law.
André Potgieter has served as our Executive Vice President, U.S. Sales since January 2013 and as our Vice President, U.S. Sales from October 2007 to January 2013. He has spent 22 years in the spinal implant industry, including eight years in Sales, Regional Sales Management and Director of Sales positions with Kyphon Global, Inc., a provider of minimally invasive spinal surgery solutions and a division of Medtronic Spine LLC, and seven years as a Spine Consultant with Synthes Spine, a provider of orthopedic and neurological solutions acquired by Johnson & Johnson. Mr. Potgieter holds a B.A. in Finance from the University of Tennessee.
James Burrows has served as our Executive Vice President since January 2013 and as our Chief Operating Officer since December 2009. Mr. Burrows joined LDR in January 2005. From 2001 to 2004, Mr. Burrows was the Director of Product Marketing for Centerpulse Orthopedics, a provider of musculoskeletal health solutions that was acquired by Zimmer Orthopedics in May 2003. Mr. Burrows has over 22 years of experience in the orthopedic and spine industry, working for Intermedics Orthopedics, Sulzer Medica and Centerpulse and has served in various leadership roles including strategic, marketing, technical and logistical duties. He holds six U.S. patents on medical device product designs. Mr. Burrows holds a B.S. in Engineering Technology and an M.B.A. from Texas State University.
G. Joseph Ross has served as our Executive Vice President of Global Marketing since January 2013 and as our Vice President of U.S. Marketing since 2010. From 1995 to 2007, Mr. Ross served in a variety of roles of increasing responsibility for DePuy Spine, a division of Johnson & Johnson, including sales, marketing and lastly as Worldwide Vice President of New Business Development. Mr. Ross has 20 years of experience in the spine medical device industry and holds multiple patents for spine implant and instrument designs. Mr. Ross holds a BBA in Marketing from the University of Notre Dame and an MS in Management from Troy University. He also served five years as an officer in the United States Navy.
There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

In 2014 and 2015, we filed our proxy statements as an “emerging growth company” under federal securities laws and therefore were permitted to take advantage of certain reduced public company reporting requirements, including some of the compensation disclosures required of a “smaller reporting company.” As an emerging growth company, we were not required to conduct votes seeking advisory approval of the compensation of our named executive officers or the frequency with which such votes must be conducted.

This proxy statement marks the first time we are conducting votes seeking approval, on an advisory basis, of the compensation of our named executive officers and the frequency with which such votes must be conducted. As such, our executive compensation disclosure in our Compensation Discussion and Analysis provides a detailed summary of our executive compensation programs.

Our named executive officers for 2015 were the following:

•	Christophe Lavigne, President and Chief Executive Officer.

•	Robert McNamara, Executive Vice President and Chief Financial Officer.

•	André Potgieter, Executive Vice President, U.S. Sales.

•	James Burrows, Executive Vice President, Chief Operations Officer.

•	Joe Ross, Executive Vice President, Global Marketing.

Compensation Highlights

As is set forth more specifically below, our executive compensation program is based upon achievement of both financial and non-financial goals (Management-by-Objectives or “MBOs”). In 2015, we achieved record performance results on our key financial and MBO goals, which included:

•	Growing revenue by 21.3% on a constant currency basis to $164 million.

•	Growing global Mobi-C sales by 62.7%.

•	Receiving FDA approval to market Mobi-C with a superiority claim over traditional fusion for two-level indications at five years.

•	Completing a $92 million public offering of shares of our common stock.

•	Introducing MIVoTM (Minimum Implant Volume) philosophy with new products for the lumbar spine.

In addition, in 2015 we introduced two important changes to our executive compensation programs to provide enhanced alignment with our stockholders. These changes included:

•	The introduction of Performance-Based Restricted Stock Units (“PRSUs”).

•	Implementing a policy of applying “double trigger” vesting to all equity awards for executives.

Executive Compensation Philosophy

Our executive compensation program has been designed by our compensation committee to attract, retain, and motivate highly-talented executives. Our named executive officers are compensated through base salary, short-term cash incentives and performance and service-based equity incentives. To align our named executive officers’ interests with our stockholders’, our named executive officers’ equity compensation consists of (1) stock options and restricted stock unit awards, both of which vest based on an executive’s service; and (2) performance-based equity, which is earned based on achievement of performance milestones as well as a three year service-based vesting component. The compensation committee’s philosophy is to structure a mix of salary, bonus and equity compensation elements designed to achieve the greatest stockholder return in both the short and long-term by emphasizing performance-based compensation. The following principles guide our program design and individual compensation decisions:

•
A significant portion of our named executive officers’ compensation should be “at risk” based on the executive’s and our performance so that a clear link is established between the compensation awarded and our performance.

•
Performance-based compensation should include both long-term and short-term components to focus named executive officers on a common set of business goals and objectives aimed at maximizing stockholder value.

•	Performance levels should include additional incentives to encourage performance in excess of targets.

•
The majority of all compensation should be equity-based compensation, with a mix of performance-based awards, time-based awards, and option awards, all with multi-year vesting requirements to focus the named executive officers on maximizing stockholder value.

•	All named executive officers should have a significant amount of compensation tied to our key financial metrics that we believe drive the greatest stockholder value.

•
With respect to cash incentives for all named executive officers other than the Chief Executive Officer, a portion of the executive’s performance goals should be set by the Chief Executive Officer to allow for operational flexibility and alignment.

•
Total compensation, including base salary, cash incentives and equity compensation, should be benchmarked relative to roles in comparable companies of similar size and scope, as well as the individual executive’s past experience and performance to provide competitive pay opportunities.

The compensation committee reviews its compensation philosophy annually, including determining whether the philosophy supports our strategic business objectives and is consistent with the Committee’s charter.

Compensation Committee Processes and Role in Determining Executive Compensation

The compensation committee consists entirely of independent directors and is tasked with, among other things, setting compensation for our named executive officers, evaluating and recommending compensation plans and programs to our Board of Directors. Our compensation committee makes grants of awards under our compensation plans and otherwise administers our incentive and equity-based compensation plans. At the request of our compensation committee, our Chief Executive Officer typically attends compensation committee meetings (other than portions of such meetings during which his compensation is discussed). Various members of management, and other employees as well as outside advisors or consultants are invited from time to time by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in meetings (other than portions of such meetings during which their compensation is discussed). Our Chief Executive Officer in consultation with our executive officers establishes MBOs for our executive officers in connection with their short-term incentive compensation plans. In addition, our Chief Executive Officer provides input to the compensation committee regarding the salaries and equity awards of our executive officers, except with regard to his own compensation, which is determined entirely by the compensation committee. Other members of our executive management team also advise and inform the compensation committee regarding potential company-wide and individual performance objectives with respect to incentive compensation plans, and provide evaluations of the achievements of employees under their respective supervision.

Role of Compensation Consultant

Our compensation committee retains the services of Radford, an Aon Hewitt Consulting Company, to support the compensation committee in reviewing and making decisions regarding the compensation of our directors and executive officers, including the named executive officers. In 2015, Radford advised the compensation committee with respect to our cash and equity compensation for our executive officers and prepared comparisons of our compensation plans with those of companies in a peer group. Radford was engaged directly by the compensation committee, and the decision to retain Radford was not made or recommended by management. None of the named executive officers met with, or had access to, Radford.

Before engaging Radford, our compensation committee confirmed that Radford and Aon Hewitt Consulting have procedures in place to prevent conflicts of interest; neither Radford nor Aon Hewitt Consulting provides other services to us, and that neither has a business or personal relationship with any of our executive officers or any member of our compensation committee.

Comparative Compensation Framework (Peer Group)

To ensure our named executive officers are compensated competitively, the compensation committee annually reviews relevant market pay practices when setting executive compensation to ensure we attract and retain high performing executive talent. During the annual review of executive compensation, our pay practices are reviewed against executive compensation pay practices of our peer group. In establishing our peer group, the compensation committee engaged Radford to recommend a set of publicly traded companies in the medical device industry that are most comparable to our company.

Our peer group is reviewed annually by the compensation committee and consists of companies which:

•	Have similar characteristics to our company in terms of industry, growth profile, revenues, market capitalization and headcount.

•	Have executive officer positions that are comparable to the company’s in terms of breadth, complexity and scope of responsibilities.

The peer group, as approved by the compensation committee in September 2014, included the following 21 publicly traded companies:

ABIOMED Alphatec Holdings Atricure Atrion Cyberonics Endologix Exactech	Globus Medical HeartWare International K2M Group Holdings LeMaitre Vascular Luminex NuVasive Orthofix International	Rockwell Medical RTI Surgical SurModics The Spectranetics Tornier Vascular Solutions ZELTIQ Aethetics

Executive Compensation Programs

Our Executive Compensation programs consist of a base salary component, a short-term incentive (STI) component, and a long-term incentive (LTI) component, all of which are benchmarked against similarly-positioned officers in our peer group. The table below presents the major components, characteristics and rationale of our 2015 compensation programs.

Component	Rationale and Link to Strategy	Key Factors in Determining Compensation	Target Positioning to Executive Peer Group
Base Compensation	Provide competitive compensation for executing job responsibilities during the fiscal year to retain key talent.
Size and scope of the role

Performance and experience of the individual executive

External review of market data by our independent consultant

Internal assessment of the executive officer’s compensation relative to other officers
50th Percentile
Short-Term Incentive (STI)
Reward achievement of short-term company and individual goals including meeting key financial metrics and strategic objectives.

Reinforce “pay for performance” principles and provide competitive market opportunities for key talent.
		Individual performance and achievement of strategic objectives Our financial performance (e.g. Revenues, Adjusted EBITDA)	50th Percentile
Long-Term Incentive (LTI)	Align long-term interests of executive officers and stockholders Provide retention benefits and motivate long-term ethical commitment to the company and stockholders.
Importance of retaining executive officer

Ensuring adequate unvested equity to motivate executive officer to drive long-term value

Ensure balance of short-term and long-term interests

External review of market data by our independent consultant

Internal assessment of the executive officer’s compensation relative to other officers

≥75th Percentile
Benefits	Deliver market competitive benefits that attract and retain	Market practice benefits among similarly sized companies in the medical device industry	50th Percentile

The Target Positioning to our Executive Peer Group percentiles were chosen so that we could maintain a competitive position within our peer group and retain top talent within our organization. In addition, a greater emphasis has been placed on the LTI component of our named executive officer compensation to align our named executive officer compensation program with our compensation philosophy of achieving long-term growth and performance to maximize shareholder value. As a new public company, our named executive officers’ base and STI components have historically been, on average, below the 50th percentile of our peer group, delivering cash compensation between the 25th and 50th percentiles. As a result, we have targeted the LTI component above the 75th percentile in an effort to deliver an overall competitive total compensation package to our named executive officers.

The following tables depict the 2015 Total Direct Compensation (base compensation, STI, and LTI, including all stock options and stock awards) and mix of Target Total Direct Compensation for our named executive officers:

Total Direct Compensation (TDC)

Name	Position	Base Compensation		STI Award		LTI Award		TDC 2015
Christophe Lavigne	President and Chief Executive Officer	$525,000	17%	$446,684	14%	$2,086,410	69%	$3,058,094
Robert McNamara	Executive Vice President and Chief Financial Officer	$330,000	26%	$163,087	13%	$760,321	61%	$1,253,408
André Potgieter	Executive Vice President, U.S. Sales	$340,000	24%	$284,274	20%	$760,321	55%	$1,384,595
James Burrows	Executive Vice President, Chief Operations Officer	$270,000	28%	$92,613	10%	$594,294	63%	$956,907
Joe Ross	Executive Vice President, Global Marketing	$270,000	28%	$93,349	10%	$594,294	63%	$957,643

Target Total Target Direct Compensation (TTDC)

Name	Position	Base Compensation		STI Award		LTI Award		TTDC 2015
Christophe Lavigne	President and Chief Executive Officer	$525,000	17%	$472,500	13%	$2,146,900	70%	$3,144,400
Robert McNamara	Executive Vice President and Chief Financial Officer	$330,000	26%	$165,000	13%	$778,500	61%	$1,273,500
André Potgieter	Executive Vice President, U.S. Sales	$340,000	24%	$289,000	21%	$778,500	55%	$1,407,500
James Burrows	Executive Vice President, Chief Operations Officer	$270,000	28%	$94,500	10%	$606,400	62%	$970,900
Joe Ross	Executive Vice President, Global Marketing	$270,000	28%	$94,500	10%	$606,400	62%	$970,900

Base Compensation

The base salary for each of our named executive officers is determined on an individual basis, taking into account such factors as the duties, experience and level of responsibility of the executive as well as the market competitive compensation levels for companies within our peer group. Base salaries for our named executive officers is reviewed annually and any adjustments made are approved by the compensation committee in consultation with our Chief Executive Officer.

In 2015, the compensation committee approved merit increases to the 2014 base salaries for our named executive officers as follows:

Name	Position	Base Compensation 2014	Base Compensation 2015	% Increase
Christophe Lavigne	President and Chief Executive Officer	$500,000	$525,000	5%
Robert McNamara	Executive Vice President and Chief Financial Officer	$315,000	$330,000	5%
André Potgieter	Executive Vice President, U.S. Sales	$325,000	$340,000	5%
James Burrows	Executive Vice President, Chief Operations Officer	$250,000	$270,000	8%
Joe Ross	Executive Vice President, Global Marketing	$250,000	$270,000	8%

Compensation increases were established for each named executive officer based upon individual comparison to comparable roles within the approved peer group as well as raises given to our non-executive officer employees. Based upon the analysis of our independent compensation consultant, the above increases were proposed in an effort to progress the named executive officers’ base compensation closer to the 50th percentile of our peer group. Consideration was also given to the fact that the Company recently became public, is in a high-growth stage and each of the named executive officers have assumed greater responsibilities resulting from the increasing scale and scope of our operations.

Short-Term Incentive (STI) Compensation

Each named executive officer has the potential to earn a cash STI based upon achievement of both specified financial and strategic MBO targets expressed as a percentage of base salary. The maximum STI amount that can be awarded is 100% of Target.

The compensation committee’s philosophy in awarding STIs is set forth in the summary table below.

STI 2015 Design	Details
Purpose of Plan	Motivate and retain high-level executives by rewarding performance and achievement of shorter-term goals that align to stockholder interests and drive stockholder value in a given fiscal year.
Performance Metrics
Each executive has STI goals set based upon a mix of both financial and MBO goals which are set by the CEO and each named executive officer (or, in the case of the CEO, the compensation committee) and approved by the compensation committee. In establishing the performance metrics, the compensation committee considered a mix of financial and nonfinancial goals that each named executive officer had line of sight to influence. Financial goals include revenue (calculated at the budgeted exchange rate), adjusted EBITDA and sales volume. MBO goals include, but are not limited to, growing our sales organization; expanding reimbursement for our products; training surgeons and sales representatives; ensuring efficient operations; and developing high-performance teams. Given the high-growth rate of the Company, the MBOs are subject to being adjusted on a quarterly basis.

Performance Period
January 1, 2015 - December 31, 2015
Given the reasonably short public company history, the compensation committee desired to incentivize the named executive officers to ensure they delivered enhanced quarter over quarter and year over year performance. For this reason, each named executive officer has their performance measured on a quarterly basis (each quarter with equal weighting) with the majority of named executive officers also having an annual component.

Award Determination	Combination of both our financial performance and individual performance against established strategic objectives. Awards determined via compensation committee review and approval.
In determining the achievement of STI awards, our Chief Executive Officer reviews the performance of his direct reports (which includes all named executive officers except himself) against the established financial and MBO goals for the fiscal quarter or year and provides recommendations to the compensation committee for final determination and STI award, if any. With respect to our Chief Executive Officer, the compensation committee reviews and evaluates his performance against established financial goals for the fiscal quarter or year, and independently approves any STI awards achieved. For example, in 2015, Mr. Lavigne had an overall STI target of $472,500 (90% of his base salary) with the potential to earn up to 49% of the

STI for meeting or exceeding global revenue goals, 23% for meeting or exceeding Adjusted EBITDA goals, and 28% as determined by the discretion of the compensation committee. The table below sets forth the 2015 STI metrics for each of our respective named executive officers which were approved and awarded by the compensation committee.

		STI Metrics
Name	Position	2015 STI Target % of Base	Quarterly Revenue(1)	Annual Revenue(1)	Quarterly Adjusted EBITDA	Annual Adjusted EBITDA	MBO(2)	Committee Discretion(3)	2015 STI Target	2015 STI Award
Christophe Lavigne	President and Chief Executive Officer	90%	13%	36%	7%	16%	0	28%	$472,500	$446,684
Robert McNamara	Executive Vice President and Chief Financial Officer	50%	34%	25%	16%	25%	0	0	$165,000	$163,087
André Potgieter	Executive Vice President, U.S. Sales	85%	58%	27%	0	0	15%	0	$289,000	$284,274
James Burrows	Executive Vice President, Chief Operations Officer	35%	15%	0	10%	0	75%	0	$94,500	$92,613
Joe Ross	Executive Vice President, Global Marketing	35%	50%	0	0	0	50%	0	$94,500	$93,349
 _____________________

(1)	Revenue: Revenue goals are worldwide revenue (calculated using a budgeted exchange rate), with the exception of Mr. Potgieter's revenue goal which is measured on U.S. revenue.

(2)
MBO: Each named executive officer has a set of strategic objectives established for his respective area of responsibility. Prior to the start of each performance measurement period, goals are mutually agreed by our Chief Executive Officer and each named executive officer.

(3)	Committee Discretion: The compensation committee includes a discretionary portion in Mr. Lavigne’s annual bonus and considers strategic nonfinancial achievements during the fiscal year in determining an appropriate level of award. Such measures include progress against strategic objectives such as growing the sales organization, developing and retaining high-performing executive talent, achieving enhanced market presence for our exclusive cervical products, and introduction of our new surgical philosophy minimum implant volume surgery (“MIVo”).

The table below sets forth our performance targets for 2015 compensation, our actual performance under the respective categories, and whether or not the performance targets were achieved. For compensation-related purposes, we define Adjusted EBITDA as net income or loss from continuing operations before (i) interest (income) expense, (ii) tax expense, including any expense resulting from an increase or decrease in the medical device tax, (iii) depreciation and amortization expense, (iv) stock-based compensation expense, (v) expenses associated with changes in the value of common stock warrants, (vi) non-cash impairments or such other non-cash items as determined by our compensation committee, (vii) expenses associated with additional equity capital raises that are not otherwise reflected as an adjustment in the net equity capital contributed as a result of such transactions, (viii) gains or losses from merger or acquisition transactions, and (ix) adjustments in income or loss resulting from the effect of foreign exchange fluctuations from those in budgeted exchange rates. For compensation-related purposes, Worldwide Revenue is defined as our revenue as reported on our financial statements, with all foreign currency revenue converted into U.S. dollars using our budgeted exchange rates.

Performance Targets

	Adjusted EBITDA			Worldwide Revenue			U.S. Revenue
	Target	Actual	Achieved	Target	Actual	Achieved	Target	Actual	Achieved
First Quarter	$(4,590)	$(1,509)	Yes	$39,685	$40,036	Yes	$31,180	$31,320	Yes
Second Quarter	$(3,182)	$(1,156)	Yes	$42,340	$42,679	Yes	$33,279	$33,293	Yes
Third Quarter	$(2,787)	$(1,568)	Yes	$41,594	$39,498	No	$33,728	$32,285	No
Fourth Quarter	$(2,713)	$(3,292)	No	$44,445	$44,921	Yes	$36,273	$36,945	Yes
Annual	$(12,568)	$(8,547)	Yes	$167,937	$169,113	Yes	$132,500	$133,843	Yes

Long-Term Incentive (LTI) Compensation

Each named executive officer has a LTI target expressed as a dollar value, which is based on internal and external benchmarking utilizing the same peer group used for base salary and STI benchmarking. LTI dollar values are translated into a mix of Stock Options, Restricted Stock Units (“RSUs”), and PRSUs, all of which are awarded under our 2013 Plan. During 2015, our executive officers were granted the following mix of equity awards to our named executive officers on January 1:

•	Stock Options with monthly vesting over 48 months;

•	RSUs with annual vesting over 4 years; and

•	To further align our named executive officer compensation program with our stockholders, PRSUs, the design of which is summarized in the below table.

PRSU Design	Details
Purpose of Plan	Motivate and retain executives by rewarding performance and achievement of longer term goals that align to long-term stockholder interests and drive long-term stockholder value
Performance Metrics	2015 global revenue, calculated at the budgeted exchange rate (except U.S. revenue in the case of Mr. Potgieter) Threshold global revenue = 97% Target global revenue = 100% Maximum global revenue = 103%
Performance Period
January 1, 2015 - December 31, 2015
During the early stages of being a public company, the independent consultant to the compensation committee recommended that the LTI period be measured at one year. The rationale for this period is to allow the Company to focus on revenue growth and expanding the market for our exclusive products, such as Mobi-C.

Performance Measurement	Measured at the end of the fiscal year
Vesting period/date	1/3 upon achievement, 1/3 annually thereafter
Award determination	Threshold - 50% of target award Target - 100% of target award Stretch - 150% of target award Final LTI awards determined via compensation committee review and approval process
Payment method	Restricted Stock Units
Dividends
Dividend equivalents are included in plan design and accrued during the vesting period. No dividend equivalent payments are made until the performance period has been measured and vesting requirements are met.

Grant Award Timing	Annually in January at the start of the performance period

The below table provides a summary of the equity awards granted to our named executive officers on January 1, 2015:

		Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	Revenue Target	RSUs (#)	PRSUs (#)	Options (#)	Exercise or Base Price ($/Sh)	Value ($)
Christophe Lavigne	1/1/2015	9,000	18,000	27,000	Global	25,000	20,183	50,000	$32.78	$2,086,410
Robert McNamara	1/1/2015	4,500	9,000	13,500	Global	8,000	10,091	15,000	$32.78	$760,321
André Potgieter	1/1/2015	6,000	12,000	18,000	U.S.	5,000	13,612	15,000	$32.78	$760,321
Joe Ross	1/1/2015	4,500	9,000	13,500	Global	5,000	10,091	10,000	$32.78	$594,294
James Burrows	1/1/2015	4,500	9,000	13,500	Global	5,000	10,091	10,000	$32.78	$594,294

As is shown in the above table, in its 2015 LTI equity awards, our compensation committee made a significant portion of the stock units awarded to our named executive officers performance-based in an effort to further align our executive compensation program with stockholder value and the long-term performance and growth initiatives of the company. We believe that a mix of equity awards with both time-based and performance-based measures helps to ensure long-term retention of our named executive officers while also driving long-term Company performance.

Commencing with equity awards granted to our executive officers in 2015, our compensation committee adopted a practice of including “double trigger” acceleration of vesting for equity awards such that the equity awards of our executive officers will not automatically vest on a change in control unless our executive officers are terminated in connection with a change in control.

Other Compensatory Benefits

We provide the following benefits to our named executive officers, generally on the same basis provided to all of our employees, except that our executives also are entitled to reimbursement for annual wellness examinations and have certain rights to reimbursement of health insurance costs following separation from service as described below in “Potential Payments upon Termination or a Change in Control,” and Mr. Lavigne receives a corporate car:

•	medical, dental and vision insurance;

•	401(k) plan (see “Retirement Plans” below for a description of our 401(k) plan);

•	employee assistance program;

•	short- and long-term disability, life insurance, accidental death and dismemberment insurance;

•	health and dependent care flexible spending accounts;

•	2013 Plan (see “—Stock Plans—2013 Equity Incentive Plan” below); and

•	2013 Employee Stock Purchase Plan (see “—Stock Plans—2013 Employee Stock Purchase Plan below). Participation is limited to those executives who own less than 5% of our common stock.

Retirement Plans

We maintain a 401(k) retirement plan which is intended to be a tax qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. All of our U.S. employees are eligible to participate on the first day of the month following the completion of certain eligibility requirements, which include three months of service. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation up to the statutorily prescribed limit, which was equal to $18,000 in 2015 (catch up contributions for employees over 50 allow for an additional $6,000 each year).

Employment Agreements with Named Executive Officers

As part of our initial public offering, in June 2013 we entered into employment agreements with each of our named executive officers. Each agreement provides for “at will” employment of the respective named executive officer, which means that the employment relationship can be ended by the named executive officer or by us at any time. Pursuant to the agreements, the named executive officer may be entitled to certain benefits for termination of employment under certain circumstances, including a Change in Control, which is described below in more particularity under “Potential Payments upon Termination or a Change in Control.” Furthermore, each agreement provides for an annual salary, subject to increase pursuant to our policies in effect from time to time. Mr. Lavigne’s employment agreement additionally provides for an automobile benefit wherein we pay for the lease of Mr. Lavigne’s automobile.

Each named executive officer has also executed an employee proprietary information agreement as a condition to his employment, which includes non-solicit, non-compete and confidentiality provisions.

The foregoing description of the employment agreements of the named executive officers is a summary only and is qualified in its entirety by reference to the employment agreements of such named executive officers, all of which have been filed with the SEC as exhibits to the our most recent Annual Report on Form 10-K.

General Severance Benefits

The employment agreements of the named executive officers, which are described above under “Employment Agreements with Named Executive Officers,” include certain severance benefits payable to the named executive officers in the event that such executive officer is involuntarily terminated by us without cause or he resigns his position with us for good reason (“cause” and “good reason” are defined under each of the named executive officers’ respective employment agreements). The below table provides a summary of the severance provision included in their respective employment agreements:

Executive	Severance Provision Details
CEO
24 months base salary;
Prorated portion of bonus for year of termination;
24 months of continued employee health insurance;
All outstanding equity awards which would vest within 2 years from the date of termination shall become immediately vested and exercisable; and
Reimbursement of all reasonable, documented costs associated with the relocation of his immediate family to France, so long as such relocation occurs within 1 year of the date of his termination.

Other Named Executive Officers
12 months base salary;
Prorated portion of bonus for year of termination;
12 months of continued employee health insurance; and
All outstanding equity awards which would vest within 1 year from the date of termination shall become immediately vested and exercisable.(1)

 _____________________

(1)	Provided, however, that Mr. McNamara is not entitled to the accelerated vesting of any of the remaining 8,342 options granted to him on May 21, 2012.
Potential Payments upon a Change of Control

For equity awards granted prior to January 1, 2015, our named executive officers are entitled to accelerated vesting upon a change in control. Commencing with equity awards granted to our executive officers in 2015, our compensation committee adopted a practice of including “double trigger” acceleration of vesting for equity awards such that the equity awards of our executive officers will not automatically vest on a change in control unless our executive officers are terminated in connection with a change in control.

In addition to the severance benefits described above under “General Severance Benefits,” the employment agreements with the named executive officers, which are described above under “Employment Agreements with Named Executive Officers,” include certain benefits payable to the named executive officers in the event of a termination in connection with a change in control (“change in control” as defined under the named executive officer’s employment agreement). In the event a change in control occurs during the term of any such named executive officer’s employment with us and (a) such named executive officer is not offered continued employment by the acquiring company and in connection therewith, such named executive officer is terminated without cause or he terminates his employment for good reason, or (b) such named executive officer is offered continuing employment, but he is terminated without cause or he terminates his employment for good reason, in either event, within 12 months of the change in control event, then, in addition to any other accrued amounts payable to such named executive officer through the date of termination of his employment, the named executive officer will be entitled to the following benefits: (i) the payment of a lump-sum payment in an amount equal to the sum of (x) such named executive officer’s annual base salary as in effect through the date of his termination for the severance term, as applicable, plus (y) any unpaid bonus through the date of such named executive officer’s termination (any such bonus is presumed to have been earned, and any bonus that is paid on a quarterly basis or annual basis will be paid on a pro rata basis for the number of days through the date of such named executive officer’s termination for the applicable period); plus (z) in the case of Mr. Lavigne, 200% of Mr. Lavigne’s target annual bonus for the fiscal year in which the termination occurs, or in the case of Messrs. McNamara, Potgieter, Burrows, and Ross, 100% of such named executive officer’s target annual bonus for the fiscal year in which the termination occurs; and (ii) provided that such named executive officer properly elects COBRA continuation coverage, the payment of COBRA premiums for health care coverage for such named executive officer, his spouse and his covered dependents for the severance term, as applicable. In addition, each of the outstanding equity awards held by Messrs. Lavigne, Potgieter, Ross and Burrows will become fully vested and exercisable immediately prior to the effective time of the termination, and each of the equity awards held by Mr. McNamara, whether he is offered continued employment with the acquiring company or not, will become fully vested and exercisable immediately prior to the effective time of the change in control (this provision does not apply to any equity awards granted to Mr. McNamara on or after January 1, 2015, which awards provide that they only accelerate on a termination in connection with a change in control of us).

Benefits upon Disability or Death

In addition to the severance benefits described above under “General Severance Benefits” and the additional benefits described above under “Additional Benefits upon a Change in Control,” the named executive officers’ employment agreements also include certain benefits payable to the named executive officer in the event of death or disability (“disability” as defined under the named executive officer’s employment agreement). In the event of a termination due to death or disability, each of such named executive officer’s outstanding equity awards will become fully vested and exercisable immediately prior to the date of such disability or death. In addition, we will pay the COBRA premium for health coverage for each of the named executive officers (in the event of their disability), their spouse and covered dependents, to the extent eligible, for the applicable severance term, immediately following the date of their termination. In no event will any named executive officer or such named executive officer’s estate or beneficiaries be entitled to any severance payments described above under “General Severance Benefits.”

The benefits described above under “General Severance Benefits,” “Additional Benefits upon a Change in Control” and “Benefits upon Disability of Death” are conditioned on the named executive officer, as applicable, signing and returning to us a non-revocable general release of claims providing for a release of all claims relating to his employment or his employment agreement against us or our successor, our subsidiaries and our parent, as applicable, and their respective directors, officers and stockholders, in a form satisfactory to us. In no event is the named executive officer entitled to any of the benefits described above under “General Severance Benefits,” “Additional Benefits upon a Change in Control” and “Benefits upon Disability of Death” in the event of a termination of the named executive officer’s employment by us with cause or by the named executive officer without good reason.

Definitions of “Cause,” “Good Reason,” “Change in Control,” “Disability,” and “Severance Term”
The employment agreements for our named executive officers define “cause” and “good reason” in substantially the same manner.
“Cause” is generally defined as:

•
the named executive officer’s willful, knowing or grossly negligent failure or refusal to perform his duties or to follow the reasonable directions of our Chief Executive Officer (or in the case of Mr. Lavigne, our Board of Directors), which has continued for 30 days following written notice of such failure from our Chief Executive Officer (or in the case of Mr. Lavigne, our Board of Directors);

•	the named executive officer’s breach of any fiduciary duty owed to us;

•	material and willful misfeasance or malfeasance by the named executive officer in connection with the performance of his duties under his employment agreement;

•	the named executive officers’ commission of an act which is a fraud or embezzlement or a crime involving moral turpitude;

•	the conviction of the named executive officer for, or a plea of guilty or nolo contendre by the named executive officer to, a criminal act which is a felony;

•
a material breach or default by the named executive officer of any provision of his employment agreement which has continued for 30 days following notice of such breach or default from the Chief Executive Officer (or in the case of Mr. Lavigne, our Board of Directors); or

•	the named executive officer’s abuse of drugs or alcohol to our detriment.

“Good reason” is generally defined as the occurrence of any one or more of the following events without the named executive officer’s prior written consent, unless we fully correct the circumstances constituting “good reason” within 30 days after notice from the named executive officer that “good reason” exists:

•	a material reduction of the named executive officer’s duties and responsibilities under his employment agreement;

•
a relocation of the named executive officer’s workplace more than 50 miles outside the workplace the named executive officer has been assigned to work over the prior six month period; provided that with respect to Messrs. Ross and Burrows such reassignment must happen without their consent which cannot be reasonably withheld if the relocation is to another of our principal offices in the United States;

•
our reduction of the named executive officer’s annual base salary, other than in the event of a reduction in compensation of all our executive officers, generally, so long as the named executive officer’s reduction is no more than the average reduction;

•
if in connection with a change in control the acquiring company does not expressly assume the named executive officer’s employment agreement or offer to enter into an agreement with the named executive officer on terms substantially similar to the named executive officer’s employment agreement in all material respects; or

•	our breach of the named executive officer’s employment agreement.
In order for the named executive officer’s resignation with good reason to be effective, the named executive officer must deliver to us written notice of his resignation for good reason within 30 days after the date the named executive officer first knows or should reasonably know of the occurrence constituting good reason.
“Change in control” is generally defined as a change in ownership or control of us effected through any of the following transactions:

•
a transaction or series of transactions (other than an offering of our common stock to the general public through a registration statement filed with the SEC) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than us, any of our subsidiaries, an employee benefit plan maintained by us or any of our subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, us) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of our securities possessing more than 50% of the total combined voting power of our securities outstanding immediately after such acquisition;

•
during any period of two consecutive years, individuals who, at the beginning of such period, constitute our Board of Directors, together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with us to effect a transaction described in clause (a) above or clause (c) below) whose election by our Board of Directors or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority our Board of Directors;

•
the consummation by us (whether directly involving us or indirectly involving us through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of our assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

•
which results in our voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into our voting securities or the person that, as a result of the transaction, controls, directly or indirectly, us or owns, directly or indirectly, all or substantially all of the our assets or otherwise succeeds to the our business, or a successor entity), directly or indirectly, at least a majority of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction, and

•
after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the successor entity; provided, however, that no person or group shall be treated for purposes of this clause (c)(ii) as beneficially owning 50% or more of combined voting power of the successor entity solely as a result of the voting power held in the us prior to the consummation of the transaction; or

•	our stockholders approve our liquidation or dissolution.
 “Disability” is generally defined as any illness or any physical or mental impairment which substantially limits a major life activity and that, with or without reasonable accommodation by us:

•	renders it impossible or impracticable for the named executive officer to perform his duties and responsibilities hereunder for a continuous period of at least three months, or

•
prevents the named executive officer from performing his essential duties and responsibilities hereunder for more than six months during any 12-month period as determined by mutual agreement of a physician selected by us or our insurers and a physician selected by the named executive officer; provided, however, that if the opinion of the our physician and the named executive officer’s physician conflict, our physician and the named executive officer’s physician shall together agree upon a third physician, whose opinion shall be binding.

“Severance term” is generally defined as (i) with respect to Mr. Lavigne, 24 months; and (ii) with respect to Messrs. McNamara, Potgieter, Ross and Burrows, 12 months.
However, if the payments and benefits due to Messrs. Lavigne, McNamara, Potgieter, Ross and Burrows under their respective employment agreements or otherwise would be subject to Section 280G of the Internal Revenue Code of 1986, or the Code, the payments and benefits will be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, but only if such reduction places Mr. Lavigne or Mr. McNamara, as applicable, in a better after-tax position than if such reduction were not made.

COMPENSATION COMMITTEE REPORT
Our compensation committee has reviewed and discussed with management the disclosures contained in the section of this Proxy Statement entitled “Compensation Discussion and Analysis.” Based on this review and discussion, our compensation committee recommended to the board of directors that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement.
Submitted by the Compensation Committee of the Board of Directors of LDR Holding Corporation:
Kevin M. Lalande (Chair)
William W. Burke
Alan W. Milinazzo
Stefan Widensohler

Summary Compensation Table
The following table shows the compensation awarded or paid to, or earned by, our Chief Executive Officer and our four other most highly compensated executive officers for the fiscal years ended December 31, 2015, 2014 and 2013. We refer to these five executive officers in this proxy statement as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Nonequity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Christophe Lavigne,	2015	525,000	92,329	1,409,540	676,870	378,000	27,609	3,109,348
President and Chief Executive Officer	2014	500,000	75,000	1,130,663	716,183	300,000	28,657	2,750,503
	2013	450,000	—	—	603,134	172,305	27,522	1,252,961
Robert McNamara,	2015	330,000	80,605	557,260	203,061	82,500	7,708	1,261,134
Executive Vice President and Chief Financial Officer	2014	317,500	67,563	359,756	227,876	67,469	11,555	1,051,719
	2013	300,000	75,000	—	1,857,863	—	6,008	2,238,871
André Potgieter,	2015	340,000	205,231	557,260	203,061	78,818	4,679	1,389,049
Executive Vice President of U.S. Sales, LDR Spine	2014	325,000	196,375	359,756	227,876	75,000	3,826	1,187,833
	2013	312,500	228,692	—	134,626	75,000	1,612	752,430
Joe Ross,	2015	360,989	93,286	458,920	135,374	—	12,346	1,060,915
Executive Vice President, Chief Operations Officer
James Burrows,	2015	360,999	92,594	458,920	135,374	—	13,004	1,060,891
Executive Vice President, Global Marketing
 _____________________

(1)
We calculate the values of restricted stock units and option awards based on the aggregate grant date fair market value of the restricted stock units and option awards, computed in accordance with FASB ASC Topic 718. Assumptions used in calculating the fair market value of the restricted stock units and option awards are described in Note 10 to the consolidated financial statements of LDR Holding Corporation and subsidiaries, included in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission.

(2)	All stock awards are restricted stock units and performance-based restricted stock units.

(3)
Includes (a) for Mr. Lavigne, Mr. McNamara, Mr. Ross and Mr. Burrows, payments related to mobile phone usage and an executive wellness examination, (b) in the case of Mr. Lavigne, the cost to us for leasing Mr. Lavigne an automobile, which was $20,893 for 2015, $21,946 for 2014 and $19,855 for 2013, (c) for Mr. McNamara, Mr. Potgieter, Mr. Ross and Mr. Borrows, our portion of matching employee contributions under our 401(k) plan and (d) in the case of Mr. Potgieter, the cost to us related to mobile phone usage.

Equity Award Grants to Our Named Executive Officers in Fiscal 2015
In January 2015, the compensation committee approved RSUs, PRSUs and option grants to a number of our executive officers, including certain of our named executive officers. The RSUs vest in four equal annual installments from the applicable vesting commencement date of January 1, 2015, subject to the recipient’s continued service with us on each vesting date, and subject to certain accelerated vesting provisions described below under “Potential Payments Upon Termination or Change in Control.” The PRSUs have a performance measurement period of January 1 to December 31, 2015. In the event of achievement of the performance criteria, the PRSUs vest 34% on the first anniversary, and 33% on the next two anniversaries of the grant date of January 1, 2015, subject to the recipient’s continued service with us on each vesting date, and subject to certain accelerated vesting provisions described below under “Potential Payments Upon Termination or Change in Control.” The options have an exercise price equal to $32.78 per share, equal to the closing price of our common stock on the date of grant. The options granted in January 2015 vest in 48 equal monthly installments from the applicable vesting commencement date of January 1, 2015, subject to the recipient’s continued service with us on each vesting date, and subject to certain accelerated vesting provisions described below under “Potential Payments Upon Termination or Change in Control.” The options granted in January 2015 expire ten years from the date of grant in January 2025.
The applicable vesting commencement date, exercise price and the number of shares underlying the options received by each named executive officer is set forth below.

		Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	Stock Awards (#)	Options (#)	Exercise or Base Price ($/Sh)	Value ($)
Christophe Lavigne	1/1/2015	9,000	18,000	27,000	45,183	50,000	$32.78	$2,086,410
Robert McNamara	1/1/2015	4,500	9,000	13,500	18,091	15,000	$32.78	$760,321
André Potgieter	1/1/2015	6,000	12,000	18,000	18,612	15,000	$32.78	$760,321
Joe Ross	1/1/2015	4,500	9,000	13,500	15,091	10,000	$32.78	$594,294
James Burrows	1/1/2015	4,500	9,000	13,500	15,091	10,000	$32.78	$594,294

Outstanding Equity Awards at Fiscal Year-End
The following table below sets forth information regarding the outstanding equity awards held by our named executive officers at December 31, 2015. Please refer to “Potential Payments Upon Termination or a Change in Control” for a description of certain vesting acceleration provisions applicable to certain of these equity grants.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options (#) Unearned	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)(9)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested ($)
Christophe Lavigne	35,052	(3)	—	(3)	5,117	6.5340	7/10/2022	—	—
	46,666	(4)	36,296	(4)	36,296	15.0000	10/8/2023	—	—
	26,354	(8)	28,646	(8)	28,646	27.4100	1/16/2024	30,937	776,828
	11,458	(8)	38,542	(8)	38,542	32.7800	1/1/2025	43,000	1,079,730
Robert McNamara	8,342	(5)	—	(1)	5,565	4.1850	5/21/2022	—	—
	2,778	(6)	29,167	(6)	29,167	15.0000	10/8/2023	—	—
	772	(4)	8,102	(4)	8,102	15.0000	10/8/2023	—	—
	2,917	(8)	9,115	(8)	9,115	27.4100	1/16/2024	9,843	247,158
	2,187	(8)	11,563	(8)	11,563	32.7800	1/1/2025	17,000	426,870
André Potgieter	36,624	(7)	—	(7)	—	2.2275	2/7/2018	—	—
	43,948	(3)	—	(3)	—	1.7550	1/9/2019	—	—
	14,814	(2)	—	(1)	—	3.1050	11/19/2020	—	—
	10,675	(8)	—	(1)	—	3.1050	2/2/2021	—	—
	32,861	(2)	—	(1)	4,797	5.9400	7/10/2022	—	—
	10,416	(4)	8,102	(4)	8,102	15.0000	10/8/2023	—	—
	8,385	(8)	9,115	(8)	9,115	27.4100	1/16/2024	9,843	247,158
	3,437	(8)	11,563	(8)	11,563	32.7800	1/1/2025	17,000	426,870
Joe Ross	14,526	(2)	—	(1)	463	3.1050	11/19/2020	—	—
	17,526	(2)	—	(1)	2,560	5.9400	7/10/2022	—	—
	10,416	(4)	8,102	(4)	8,102	15.0000	10/8/2023	—	—
	4,791	(8)	5,209	(8)	5,209	27.4100	1/16/2024	5,625	141,244
	2,291	(8)	7,709	(8)	7,709	32.7800	1/1/2025	14,000	351,540
James Burrows	9,314	(2)	—	(1)	—	3.1050	11/19/2020	—	—
	32,862	(2)	—	(1)	4,797	5.9400	7/10/2022	—	—
	10,416	(4)	8,102	(4)	8,102	15.0000	10/8/2023	—	—
	4,791	(8)	5,209	(8)	5,209	27.4100	1/16/2024	5,625	141,244
	2,291	(8)	7,709	(8)	7,709	32.7800	1/1/2025	14,000	351,540
 _____________________

(1)
All options that were granted under the 2007 Stock Option/Stock Issuance Plan can be exercised prior to vesting with the stock acquired on exercise being subject to repurchase rights of the company at the lesser of fair market value or the exercise price, with the repurchase rights lapsing when the underlying options would have vested. All options are entitled to acceleration of vesting if the named executive officer is involuntarily terminated upon or following a change in control of us. Certain of these options are also subject to limited acceleration upon the named executive officer’s change in control of us. Certain of these options are also subject to limited acceleration upon the named executive officer’s termination without cause or resignation for good reason. Please see “Potential Payments upon Termination or a Change in Control” for more information.

(2)
One fourth of the total number of shares vested on the first anniversary of the vesting commencement date, and an additional 1/48th of the total number of shares vest each month thereafter, subject to continuous service. The vesting commencement date was January 1, 2010 and July 10, 2012 for options expiring on November 19, 2020 and July 10, 2022, respectively.

(3)	All of the options are vested on the vesting commencement date, which was July 10, 2012 for Mr. Lavigne's options and January 9, 2009 for Mr. Potgieter's options.

(4)
Represents options granted in connection with the consummation of our initial public offering. Subject to continuous service, the shares shall vest in equal monthly installments over the 48 months following the vesting commencement date of September 11, 2013.

(5)
Represents options granted in connection with the commencement of the respective named executive officer’s employment with us. One fourth of the total number of shares vested on the first anniversary of the vesting commencement date of April 23, 2012, and an additional 1/48th of the total number of shares vest each month thereafter, subject to continuous service.

(6)
Represents options granted pursuant to the terms of the respective named executive officer’s employment offer letter, which provided for such grant in connection with the consummation of our initial public offering. Subject to continuous service, the shares shall vest in equal monthly installments over the 48 months following the vesting commencement date of September 11, 2013 upon completion of each additional month of service.

(7)	Options vested upon satisfaction of certain performance or financial objectives pre-determined by the Chief Executive Officer.

(8)
1/48th of the options vest on the one month anniversary of the vesting commencement date, and an additional 1/48th of the total number of shares vest each month thereafter, subject to continuous service. The vesting commencement date was January 16, 2014 and January 1, 2015 for options expiring on January 14, 2024 and January 1, 2025, respectively.

(9)
All stock awards are restricted stock units and performance-based restricted stock units. The restricted stock units vest 25% annually over 4 years from the vesting commencement date, subject to continuous service. The performance-based restricted stock units vest 34%, 33% and 33% over 3 years from the vesting commencement date, subject to continuous service. The vesting commencement date was January 16, 2014 and January 1, 2015 for awards granted at the same time as options expiring on January 14, 2024 and January 1, 2025, respectively.

Option Exercises and Awards Vested in 2015
The following table presents certain information regarding stock options exercised by and restricted stock units vested for our named executive officers during the year ended December 31, 2015. The value realized upon the exercise of stock options is calculated based on the difference between the market price of our common stock upon exercise and the exercise price of the options.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
Christophe Lavigne	20,056	$410,436	10,313	$216,057
Robert McNamara	46,838	$934,343	3,282	$68,758
André Potgieter	—	$—	3,282	$68,758
Joe Ross	29,917	$1,041,369	1,875	$39,281
James Burrows	—	$—	1,875	$39,281

Potential Payments Upon Termination or Change in Control
The following table sets forth the amounts that would have been payable to each of our named executive officers under the scenarios for death, disability, termination without cause or good reason or a corporate change of the Company had such scenarios occurred on December 31, 2015. This table does not include accrued and unused vacation. Amounts reported with respect to equity-based awards are reported assuming the closing price of our Common Stock on December 31, 2015.

Event	Christophe Lavigne	Robert McNamara	André Potgieter	Joe Ross	James Burrows
Death or Disability
Equity awards(1)	$3,346,430	$1,261,264	$3,916,530	$1,335,619	$1,514,920
Health care benefit continuation(2)	41,984	22,229	22,245	22,062	22,057
Total	$3,388,414	$1,283,493	$3,938,775	$1,357,681	$1,536,977

Termination without Cause or Resignation for Good Reason (without a Change in Control)
Cash severance(3)	$1,050,000	$330,000	$340,000	$270,000	$270,000
Health care benefit continuation(2)	41,984	22,229	22,245	22,062	22,057
Annual incentive award(4)	472,500	165,000	289,000	94,500	94,500
Equity awards(5)	2,105,895	425,739	3,207,390	807,723	987,024
Relocation fees(6)	50,000	—	—	—	—
Total	$3,720,379	$942,968	$3,858,635	$1,194,285	$1,373,581

Termination without Cause or Resignation for Good Reason (following a Change in Control)
Cash severance(3)	$1,050,000	$330,000	$340,000	$270,000	$270,000
Health care benefit continuation(2)	41,984	22,229	22,245	22,062	22,057
Annual incentive award(4)	472,500	165,000	289,000	94,500	94,500
Annual target incentive award(7)	945,000	165,000	289,000	94,500	94,500
Equity awards(1)	3,346,430	1,261,264	3,916,530	1,335,619	1,514,920
Total	$5,855,914	$1,943,493	$4,856,775	$1,816,681	$1,995,977
___________________

(1)
All outstanding equity awards, immediately prior to death, disability or the date of termination without cause or resignation for good reason (in the case of a change in control), shall become immediately fully vested and exercisable. The values stated represent the gain the named executive officer would have received calculated as (i) the positive difference between the closing stock price on December 31, 2015 and the grant price in the case of unvested options; or (ii) the closing stock price on December 31, 2015 for unvested restricted stock units. The closing stock price on December 31, 2015 was $25.11 per share.

(2)
The healthcare benefit continuation value stated is equivalent to the total premium amount that would be contributed by the Company on behalf of the named executive officer’s continued healthcare coverage (medical, dental and vision) for the named executive officer, their spouse and any covered dependents. In the case of Mr. Lavigne, the healthcare benefit shall continue for 24 months after the termination of employment dated December 31, 2015. For Messrs. McNamara, Potgieter, Ross and Burrows, the healthcare benefit shall continue for 12 months following their respective terminations on December 31, 2015.

(3)
The cash severance value represents the named executive officer’s right to receive a lump sum cash payment which is based on their respective annual base salary for the fiscal year in which employment with the Company ceases. In the case or Mr. Lavigne, he is entitled to a payment that is two (2) times his annual base salary and Messrs. McNamara, Potgieter, Ross and Burrows are entitled to a payment that is equal to their annual base salary.

(4)
The annual incentive award reflects any unpaid bonus that the named executive officer earned through the stated termination date of December 31, 2015. Such bonus amount is presumed to have been earned in full.

(5)
All outstanding equity awards immediately prior to the date of termination without cause or resignation for good reason (without a corporate change in control) that would become vested and exercisable during the named executive officer’s stated severance period shall become immediately fully vested and exercisable. Provided, however, that Mr. McNamara is not entitled to the vesting of any of the remaining 8,342 options granted to him on May 21, 2012. In the case of Mr. Lavigne, such severance period is two (2) years following the date of termination and in the case of Messrs. McNamara, Potgieter, Ross and Burrows the severance period is one (1) year following the date of termination. The values stated represent the gain the named executive officer would have received calculated as (i) the positive difference between the closing stock price on December 31, 2015 and the grant price in the case of unvested options; or (ii) the closing stock price on December 31, 2015 for unvested restricted stock units. The closing stock price on December 31, 2015 was $25.11 per share.

(6)
All reasonable and documented costs associated with Mr. Lavigne and his immediate family’s relocation to France shall be reimbursed by the Company so long as such relocation occurs within twelve (12) months of the date of termination. This relocation reimbursement is only applicable to Mr. Lavigne.

(7)
The annual target incentive award value stated reflects a percentage of each named executive officer’s target annual bonus during the fiscal year of the Company in which the termination of employment occurs. In the case of Mr. Lavigne, he is entitled to 200% of his annual target incentive award; in the cases of Messrs. McNamara, Potgieter, Ross and Burrows, they are each entitled to 100% of their respective annual target incentive awards.

Stock Plans
2007 Stock Option/Stock Issuance Plan
Our 2007 Stock Option/Stock Issuance Plan was initially adopted by our Board of Directors in September 2007, and subsequently approved by our stockholders, and was amended in February 2009, July 2009, December 2010 and April 2012. After the completion of our initial public offering, no further equity awards have been or will be issued under the 2007 Stock Option/Stock Issuance Plan.
Our 2007 Stock Option/Stock Issuance Plan provides for the grant of nonstatutory stock options, incentive stock options and stock purchase rights to our employees, directors and consultants. As of December 31, 2013, options to purchase 1,200,293 shares of common stock were outstanding, including (i) 19,531 shares of common stock issuable outside the plan, and (ii) 509,062 shares of common stock issuable upon the exchange of Class A Stock of Médical issuable upon exercise of warrants to purchase such Class A Stock, which such shares have been reserved against the available number of shares under the plan. Awards that expire, become unexercisable or are forfeited become available for future grant under the 2013 Plan.
The standard form of option agreement under the 2007 Stock Option/Stock Issuance Plan provides that options will vest 25% on the first anniversary of the vesting start date with the remainder vesting ratably over the next 36 months, subject to continued service through each applicable vesting date. Under our 2007 Stock Option/Stock Issuance Plan, our Board of Directors, or a committee designated by our Board of Directors, has the authority to grant options with early exercise rights, subject to our repurchase right that lapses as the shares vest on the original vesting schedule, and to provide for accelerated vesting. The term of an option issued pursuant to the plan may not exceed ten years and the exercise price of an option may not be less than the fair market value on the grant date.
Shares of common stock issued pursuant to the early exercise of an option granted under the 2007 Stock Option/Stock Issuance Plan continue to vest in accordance with the vesting schedule that applied to such option. The standard form of stock purchase agreement for the purchase of shares of common stock pursuant to options granted under the 2007 Stock Option/Stock Issuance Plan also restricts the transfer of shares of our common stock issued pursuant to an award for the period specified by the representative of the underwriters not to exceed 180 days following the effective date of the registration statement related to our initial public offering.
The term of an incentive stock option issued pursuant to the plan may not exceed ten years and the exercise price of an incentive stock option may not be less than the fair market value on the grant date, except that with respect to any optionee who owned 10% of the voting power of all classes of our outstanding stock or 10% of the voting power of all classes of the outstanding stock of any of our subsidiaries as of the grant date, the term may not exceed five years and the exercise price of the incentive stock option must equal at least 110% of the fair market value on the grant date.
After the termination of service of an employee, director or consultant, he or she may exercise his or her options to the extent vested for the period of time stated in his or her option agreement. Generally, if termination is due to disability or death, the option will remain exercisable for one year. In all other cases, the option will generally remain exercisable for three months following the termination of service. However, in no event may an option be exercised later than the expiration of its term.
Generally, our 2007 Stock Option/Stock Issuance Plan does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime. However, non-incentive stock options may be assigned during the recipient’s lifetime to one or more of the recipients family members (or to a trust for the benefit of the recipient or the recipient’s family members) in connection with estate planning or pursuant to a domestic relations order.
Pursuant to our 2007 Stock Option/Stock Issuance Plan, outstanding option awards (or unvested stock) at the time of a change in control automatically vest so that each option becomes, immediately prior to the change in control, exercisable by the holder (or vested in the case of unvested stock). However, our 2007 Stock Option/Stock Issuance Plan provides that, in the event of a change in control, outstanding options (or unvested stock) do not vest on an accelerated basis if and to the extent that

(i) the outstanding option (or unvested stock) is assumed by the successor corporation or otherwise continued in full force and effect (and any repurchase rights are assigned to the successor corporation), (ii) the outstanding option is replaced with a cash retention program which preserves the spread existing on the unvested option shares at the time of the change in control and provides for the subsequent payout of that spread in accordance with the same vesting schedule as the underlying unvested option or (iii) the acceleration of such option is subject to other limitations imposed by the administrator of the 2007 Stock Option/Stock Issuance Plan at the time of the grant.
Under our 2007 Stock Option/Stock Issuance Plan, “change in control” is defined as a change in ownership or control of us, effected through any of the following:

•
a merger, consolidation or other reorganization approved by our stockholders, unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned by the persons or beneficially owned our securities immediately prior to such transaction;

•	a stockholder-approved sale, transfer or other disposition of all or substantially all of our assets in liquidation or dissolution of us; or

•
the acquisition, directly or indirectly, by any person or group, of securities possessing more than 50% of the total combined voting power of our outstanding securities pursuant to a tender or exchange offer made directly to our stockholders.

The 2007 Stock Option/Stock Issuance Plan is administered by our Board of Directors. Our Board of Directors is permitted to delegate the administration of the 2007 Stock Option/Stock Issuance Plan to a committee. The administrator of the 2007 Stock Option/Stock Issuance Plan is empowered to adjust the terms of the options, including the exercise price, in the event of a dividend, recapitalization, stock split, merger, consolidation, repurchase, share exchange or other change in our corporate structure in order to prevent diminution or enlargement of the benefits intended to be granted to the optionees. Our Board of Directors also has the authority to amend or modify the 2007 Stock Option/Stock Issuance Plan, as long as the amendment of modification does not adversely affect the rights and obligations of any participant without the consent of that participant. In addition, certain amendments may require stockholder approval pursuant to applicable laws and regulations.
2013 Equity Incentive Plan
Our 2013 Plan was adopted by our Board of Directors in August 2013, and became effective on the date immediately preceding the consummation of our initial public offering. Our 2013 Plan serves as the successor equity incentive program to our 2007 Stock Option/Stock Issuance Plan, as amended. As of December 31, 2015, 1,183,954 shares of common stock were available for issuance pursuant to our 2013 Plan.
The shares available for issuance under our 2013 Plan also includes (i) any shares of common stock issued pursuant to the 2007 Stock Option/Stock Issuance Plan that are forfeited or repurchased by us in accordance with the terms of the 2007 Stock Option/Stock Issuance Plan, (ii) any shares of common stock that are issuable upon exercise of awards granted pursuant to the 2007 Stock Option/Stock Issuance Plan that expire or become unexercisable for any reason without having been exercised, and (iii) any shares of common stock that are otherwise returned or restored in accordance with the terms of the 2007 Stock Option/Stock Issuance Plan.
In addition, this share reserve automatically increases on January 1, 2014 and each subsequent anniversary through January 1, 2023, by an amount equal to the smaller of (i) 4% of the number of shares of our common stock issued and outstanding on the immediately preceding December 31; and (ii) an amount determined by the compensation committee of our Board of Directors. For January 1, 2016, 1,165,927 shares of common stock were added to our 2013 Plan pursuant to this evergreen provision.
Appropriate adjustments will be made in the number of authorized shares and other numerical limits in our 2013 Plan and in outstanding awards to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in our capital structure. Shares subject to awards granted under our 2013 Plan which expire, are repurchased, or are cancelled or forfeited will again become available for issuance under our 2013 Plan. The shares available will not be reduced by awards settled in cash or by shares withheld to satisfy tax withholding obligations. Only the net number of shares issued upon the exercise of stock appreciation rights or options exercised by means of a net exercise will be deducted from the shares available under our 2013 Plan.
Awards may be granted under our 2013 Plan to our employees, including officers, directors, or consultants, and our present or future affiliated entities. While we may grant incentive stock options only to employees, we may grant nonstatutory stock options, stock appreciation rights, restricted stock purchase rights or bonuses, restricted stock units, performance shares, performance units and cash-based awards, or other stock-based awards to any eligible participant.
Our 2013 Plan is generally administered by the compensation committee of our Board of Directors. Subject to the provisions of the 2013 Plan, the compensation committee determines in its discretion the persons to whom and the times at which awards are granted, the sizes of such awards and all of their terms and conditions. The compensation committee has the authority to construe and interpret the terms of our 2013 Plan and awards granted under it.
Notwithstanding the foregoing, and to the extent permitted by applicable law, the Board of Directors or the compensation committee may, in its discretion, delegate to a committee comprised of one or more officers and/or directors, the authority to grant one or more awards of options or stock appreciation rights, without further approval of the Board of Directors or compensation committee, to any employee, other than a person who, at the time of such grant, is subject to Section 16 of the Exchange Act or is a “covered employee” under Section 162(m) of the Internal Revenue Code, and to exercise such other powers under our 2013 Plan, provided, however, that (i) no employee may be granted pursuant to such delegation one or more such awards in any fiscal year of the Company for more than 29,630 shares of our common stock (subject to adjustment as described above), (ii) the exercise price per share of such awards shall be not less than the fair market value per share of stock on the effective date of grant, (iii) each such award shall be subject to the terms and conditions of the appropriate stand for of award agreement approved by the Board of Directors of the compensation committee and shall conform to the provisions of our 2013 Plan, and (iv) each such award shall conform to guidelines as shall be established from time to time by resolution of the Board of Directors of the compensation committee. Pursuant to this power, our Board of Directors has created a Non-Executive Stock Option Committee, consisting of Christophe Lavigne, the Chairman of our Board of Directors and our President and Chief Executive Officer. The Non-Employee Stock Option Committee also has the ability to grant options to sales agents of the Company, subject to certain parameters specified by the Board of Directors.
As described above, awards may be granted under our 2013 Plan to our employees, officers, directors or consultants or those of any present or future parent or subsidiary corporation or other affiliated entity. All awards will be evidenced by a written agreement between us and the holder of the award and may include any of the following:

•
Stock Options. We may grant nonstatutory stock options or incentive stock options (as described in Section 422 of the Internal Revenue Code), each of which gives its holder the right, during a specified term (not exceeding 10 years) and subject to any specified vesting or other conditions, to purchase a number of shares of our common stock at an exercise price per share determined by the administrator, which may not be less than the fair market value of a share of our common stock on the date of grant.

•
Stock Appreciation Rights. A stock appreciation right gives its holder the right, during a specified term (not exceeding 10 years) and subject to any specified vesting or other conditions, to receive the appreciation in the fair market value of our common stock between the date of grant of the award and the date of its exercise. We may pay the appreciation in shares of our common stock or in cash, except that a stock appreciation right granted in tandem with a related option is payable only in stock.

•
Restricted Stock. The administrator may grant restricted stock awards either as a bonus or as a purchase right at such price as the administrator determines. Shares of restricted stock remain subject to forfeiture until vested, based on such terms and conditions as the administrator specifies. Holders of restricted stock will have the right to vote the shares and to receive any dividends paid, except that the dividends may be subject to the same vesting conditions as the related shares.

•
Restricted Stock Units. Restricted stock units represent rights to receive shares of our common stock (or their value in cash) at a future date without payment of a purchase price (unless required under applicable state corporate laws), subject to vesting or other conditions specified by the administrator. Holders of restricted stock units have no voting rights or rights to receive cash dividends unless and until shares of common stock are issued in settlement of such awards. However, the administrator may grant restricted stock units that entitle their holders to dividend equivalent rights.

•
Performance Shares and Performance Units. Performance shares and performance units are awards that will result in a payment to their holder only if specified performance goals are achieved during a specified performance period. Performance share awards are rights denominated in shares of our common stock, while performance unit awards are rights denominated in dollars. The administrator establishes the applicable performance goals based on one or more measures of business performance enumerated in the 2013 Plan, such as net revenues, gross margin, net income or total stockholder return. To the extent earned, performance share and unit awards may be settled in cash or in shares of our common stock. Holders of performance shares or performance units have no voting rights or rights to receive cash dividends unless and until shares of common stock are issued in settlement of such awards. However, the administrator may grant performance shares that entitle their holders to dividend equivalent rights.

•
Cash-based Awards and Other Stock-based Awards. The administrator may grant cash-based awards that specify a monetary payment or range of payments or other stock-based awards that specify a number or range of shares or units that, in either case, are subject to vesting or other conditions specified by the administrator. Settlement of these awards may be in cash or shares of our common stock, as determined by the administrator. Their holder will have no voting rights or right to receive cash dividends unless and until shares of our common stock are issued pursuant to the award. The administrator may grant dividend equivalent rights with respect to other stock-based awards.

Our 2013 Plan authorizes the compensation committee, without further stockholder approval, to provide for the cancellation of stock options or stock appreciation rights with exercise prices in excess of the fair market value of the underlying shares of common stock in exchange for new options with exercise prices equal to the fair market value of the underlying common stock, other equity awards, or a cash payment.
In the event of a change in control as described in our 2013 Plan, the acquiring or successor entity may assume or continue all or any awards outstanding under our 2013 Plan or substitute substantially equivalent awards. Any awards which are not assumed or continued in connection with a change in control or are not exercised or settled prior to the change in control will terminate effective as of the time of the change in control. The compensation committee may provide for the acceleration of vesting of any or all outstanding awards upon such terms and to such extent as it determines, except that the vesting of all awards held by members of our Board of Directors who are not employees will automatically be accelerated in full. Our 2013 Plan also authorizes the compensation committee, in its discretion and without the consent of any participant, to cancel each or any outstanding award denominated in shares upon a change in control in exchange for a payment to the participant with respect to each share subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the change in control transaction over the exercise price per share, if any, under the award.
Our 2013 Plan continues in effect until it is terminated by the administrator, provided, however, that all awards will be granted, if at all, within 10 years of its effective date. The administrator may amend, suspend or terminate our 2013 Plan at any time, provided that without stockholder approval, the plan cannot be amended to increase the number of shares authorized, change the class of persons eligible to receive incentive stock options, or effect any other change that would require stockholder approval under any applicable law or listing rule.
2013 Employee Stock Purchase Plan
Our Board of Directors approved our 2013 Employee Stock Purchase Plan, or our 2013 ESPP, in August 2013 and amended and restated the 2013 ESPP in October 2013. As of December 31, 2015, 320,096 shares of common stock were available for issuance pursuant to our 2013 ESPP.
A total of 111,111 shares of our common stock was initially authorized and reserved for sale under our 2013 ESPP. In addition, our 2013 ESPP provides for an automatic annual increase in the number of shares available for issuance under the plan on January 1 of each year beginning in 2014 and continuing through and including January 1, 2023 equal to the lesser of (i) 1% of our then issued and outstanding shares of common stock on the immediately preceding December 31, or (ii) a number of shares as our Board of Directors may determine. For January 1, 2016, 291,481 shares of common stock were added to our 2013 ESPP pursuant to this evergreen provision.
The compensation committee of our Board of Directors administers our 2013 ESPP. The compensation committee has the authority to construe and interpret the terms of our 2013 ESPP and awards granted under it.
Our employees and employees of any parent or subsidiary corporation designated by our compensation committee are eligible to participate in our 2013 ESPP if they are customarily employed by us for more than 20 hours per week and more than five months in any calendar year. However, an employee may not be granted a right to purchase stock under our 2013 ESPP if: (i) the employee immediately after such grant would own stock possessing 5% or more of the total combined voting power or value of all classes of our capital stock or of any parent or subsidiary corporation, or (ii) the employee’s rights to purchase stock under all of our employee stock purchase plans would accrue at a rate that exceeds $25,000 in value for each calendar year of participation in such plans.
Our 2013 ESPP is generally designed to comply with the provisions of Section 423 of the Internal Revenue Code and will typically be implemented through a series of sequential offering periods, generally six months in duration, as established by the compensation committee. In addition, our compensation committee may establish an offering period to commence on the effective date of our 2013 ESPP of such duration as the compensation committee may determine (subject to restrictions imposed by applicable law and the terms of our 2013 ESPP described in the following sentence). Our compensation committee is authorized to establish additional or alternative concurrent, sequential, or overlapping offering periods and offering periods having a different duration or different starting or ending dates, provided that no offering period may have a duration exceeding 27 months.
Amounts accumulated for each participant, generally through payroll deductions, are credited toward the purchase of shares of our common stock at the end of each offering period at a price generally equal to 85% of the lower of the fair market value of our common stock at the beginning of the offering period or on the purchase date (which will typically be at the end of an offering period).
No participant may purchase under our 2013 ESPP in any calendar year shares having a value of more than $25,000 measured by the fair market value per share of our common stock on the first day of the applicable offering period. Prior to the beginning of any offering period, our compensation committee may alter the maximum number of shares that may be purchased by any participant during the offering period or specify a maximum aggregate number of shares that may be purchased by all participants in the offering period. If insufficient shares remain available under the plan to permit all participants to purchase the number of shares to which they would otherwise be entitled, our compensation committee will make a pro rata allocation of the available shares. Any amounts withheld from participants’ compensation in excess of the amounts used to purchase shares will be refunded, without interest.
In the event of a change in control, an acquiring or successor corporation may assume our rights and obligations under our 2013 ESPP. If the acquiring or successor corporation does not assume such rights and obligations, then the purchase date of the offering periods then in progress will be accelerated to a date prior to the change in control as specified by our compensation committee, but the number of shares subject to outstanding purchase rights shall not be adjusted.
Our compensation committee has the authority to amend, suspend or terminate our 2013 ESPP, except that, subject to certain exceptions described in the 2013 ESPP, no such action may adversely affect any outstanding rights to purchase stock under our 2013 ESPP.
Equity Compensation Plan Information
The following table includes information as of December 31, 2015 for equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted- average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (2)
Equity compensation plans approved by security holders(1)	1,992,447	$24.80	1,504,050
Total	1,992,447	$24.80	1,504,050
 _____________________

(1)	Includes securities issuable under our 2007 Stock Option/Stock Issuance Plan, our 2013 Equity Incentive Plan and our 2013 Employee Stock Purchase Plan.

(2)
Includes (i) 1,183,954 shares of common stock available for issuance under our 2013 Equity Incentive Plan and (ii) 320,096 shares of common stock available for issuance under our 2013 Employee Stock Purchase Plan. No shares are reserved for future issuance under our amended and restated 2007 Stock Option/Stock Issuance Plan other than shares issuable upon exercise of equity awards outstanding under such plan.

Beginning in 2014, the number of shares of common stock reserved under the 2013 Plan automatically increases on January 1 of each year by an amount described above under “—Stock Plans—2013 Equity Incentive Plan.” The annual increase for January 1, 2016 was 1,165,927 shares. Beginning in 2014, the number of shares of common stock reserved under our 2013 Employee Stock Purchase Plan automatically increases on January 1st of each year by an amount described above under “—Stock Plans—2013 Employee Stock Purchase Plan.” The annual increase for January 1, 2016 was 291,481 shares.

Other Compensation Policies
Recovery of Compensation
Currently, we have not implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our named executive officers or other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. We expect that the compensation committee will adopt, or recommend that our Board of Directors adopt, a compensation recovery policy consistent with the requirements of regulations promulgated under Section 954 of the Dodd-Frank Act, if and when such regulations are enacted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our shares as of March 1, 2016 for:

•	each person, or group of affiliated persons, who is known by us to be the beneficial owner of five percent or more of our outstanding common stock; each of our directors;

•	each of our directors;

•	each of our named executive officers; and

•	all our directors and executive officers as a group (12 persons).
Each individual or entity shown on the table has furnished information with respect to beneficial ownership. Except as otherwise indicated below, the address of each officer, director and five percent stockholder listed below is c/o LDR Holding Corporation, 13785 Research Boulevard, Suite 200, Austin, Texas 78750.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options and other equity awards that are either immediately exercisable or exercisable within 60 days of March 1, 2016. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.
The information in the following table is calculated based on 29,217,670 shares of common stock outstanding as of March 1, 2016.

Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Common Stock Owned
5% Stockholders
Janus Capital Management LLC(1)	3,849,682	13.2%
Wellington Management Group LLC(2)	2,190,216	7.5
Camber Capital Management LLC(3)	2,000,000	6.8
Directors and Executive Officers
Christophe Lavigne(4)	822,737	2.8%
Patrick Richard(5)	602,861	2.1
Robert McNamara(6)	37,165	*
Joseph Aragona(7)	7,569	*
William W. Burke(8)	12,333	*
Kevin M. Lalande(9)	17,188	*
Alan W. Milinazzo(10)	2,625	*
Stefan Widensohler(11)	227,934	*
All executive officers and directors as a group (12 persons)(12)	2,080,833	7%
___________________

*	Percentage of shares beneficially owned does not exceed 1%.

(1)
Based solely on information in a Schedule 13G filed by Janus Capital Management LLC (“Janus Capital”) and Janus Global Life Sciences Fund (together, the “Janus Entities”) on February 10, 2016.  Janus Capital reported sole voting and dispositive power of 3,849,682 shares and Janus Global Life Sciences Fund reported sole voting and dispositive power of 1,683,330 shares.  The shares reported as beneficially owned by Janus Capital are held by various investment companies registered under Section 8 of the Investment Company Act of 1940 (including Janus Global Life Sciences Fund), individual and institutional clients of which Janus Capital, INTECH Investment Management and Perkins Investment Management LLC serve as investment advisors. The address of each of the Janus Entities is 151 Detroit Street, Denver, Colorado 80206.

(2)
Based solely on information in a Schedule 13G filed by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP (collectively, the “Wellington Entities”) on February 11, 2016.  Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP reported shared voting power of 2,016,954 shares and shared dispositive power of 2,190,216 shares.  Wellington Management Company LLP reported shared voting power of 2,016,954 shares and shared dispositive power of 2,069,214 shares.

The shares are owned of record by clients of one or more investment advisers identified therein that are directly or indirectly owned by Wellington Management Group LLP.  Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares. No such client is known to have such right or power with respect to more than five percent of our common stock. The address of each of the Wellington Entities is 280 Congress Street, Boston, MA 02210.

(3)
Based solely on information in a Schedule 13G filed by Camber Capital Management LLC and Stephen DuBois on February 5, 2016.  The address of each of Camber Capital Management LLC and Stephen DuBois is 101 Huntington Avenue, Suite 2550, Boston, MA 02199.

(4)	Includes 139,178 shares subject to options that are currently exercisable or will become exercisable within 60 days of March 1, 2016.

(5)
Includes 13,125 shares subject to options that are currently exercisable or will become exercisable within 60 days of March 1, 2016. Also includes warrants to purchase shares of Médical that are convertible into 11,273 shares of common stock pursuant to the second amended and restated put-call agreement and which currently exercisable or will become exercisable within 60 days of March 1, 2016. See “Certain Relationships and Related Person Transactions-Amended and Restated Put-Call Agreement.”

(6)	Includes 28,215 shares subject to options that are currently exercisable or will become exercisable within 60 days of March 1, 2016.

(7)	Includes 4,569 shares subject to options that are currently exercisable or will become exercisable within 60 days of March 1, 2016.

(8)	Includes 8,499 shares subject to options that are currently exercisable or will become exercisable within 60 days of March 1, 2016.

(9)	Includes 9,299 shares subject to options that are currently exercisable or will become exercisable within 60 days of March 1, 2016.

(10)	Includes 2,625 shares subject to options that are currently exercisable or will become exercisable within 60 days of March 1, 2016.

(11)	Includes 9,299 shares subject to options that are currently exercisable or will become exercisable within 60 days of March 1, 2016.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The following is a description of transactions or series of transactions since January 1, 2015, to which we were or will be a party, in which:

•	the amount involved in the transaction exceeds $120,000; and

•	in which any of our executive officers, directors and principal stockholders, including their immediate family members, had or will have a direct or indirect material interest.
Compensation arrangements for our named executive officers and our directors are described elsewhere in this proxy statement “Information About or Board of Directors and Corporate Governance—Compensation of Non-Employee Directors” and “Executive Compensation.”
Second Amended and Restated Put-Call Agreement
In August 2013, we and the holders of the capital stock of Médical, including Messrs. Lavigne, Hervé Dinville (who served as our Executive Vice President of Research and Development, Médical, until his retirement in March 2015) and Richard, Dahlia A Sicar SCA, entities affiliated with Paris Orléans SCA (which, at such time, included entities affiliated with Keensight Capital) and Jean-Louis Médus (one of our directors prior to the completion of our initial public offering), entered into a second amended and restated put-call agreement that provided in the event that we consummated a public offering (including our initial public offering), we could require the holders of Class A Stock of Médical (other than holders of warrants to purchase Class A Stock of Médical) to exchange their shares of Class A Stock of Médical for shares of LDR Holding common stock in the ratio of one share of Médical’s Class A Stock for 5.80087 shares of our common stock. In October 2013, in connection with the consummation of our initial public offering, all of the outstanding shares of Class A Stock of Médical (other than warrants to purchase Class A Stock of Médical) were converted into our common stock pursuant to the second amended and restated put-call agreement.
Pursuant to the second amended and restated put-call agreement, following the completion of our initial public offering, in the event that any holder of a warrant to purchase Class A Stock of Médical exercises his or her warrant, the shares of Médical received by such holder will be converted into shares of LDR Holding’s common stock at the exchange ratio listed above.
In November 2014, we filed a registration statement on Form S-3 with the SEC that, among other things, registered the issuance and subsequent resale of all shares of our common stock that were issuable upon the exercise of the exercise, and subsequent conversion of, outstanding warrants to purchase Class A Stock of Médical. During 2015, Mr. Dinville and Mr. Richard exercised warrants to acquire shares of Class A Stock of Médical, which shares were converted into 6,253 and 23,772 shares of our common stock, respectively.
As of December 31, 2015, Patrick Richard held warrants to purchase Class A Stock of Médical that, if exercised, would convert into an aggregate of 33,310 shares of our common stock (28,518 of which are subject to vesting conditions), pursuant to the second amended and restated put-call agreement.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.
Policies and Procedures for Related Person Transactions
As provided by our audit committee charter and corporate governance guidelines, as in effect upon the completion of our initial public offering, our audit committee must review and approve in advance any related person transaction, and all of our directors, officers and employees are required to report to our audit committee any such related person transaction prior to its completion. Prior to the completion of our initial public offering, our Board of Directors reviewed related person transactions. Each of the related person transactions described above was submitted to and approved by our Board of Directors.

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during fiscal 2015, all Section 16(a) filing requirements were satisfied on a timely basis.
Stockholder Communications With Our Board of Directors
Stockholders wishing to communicate with our Board of Directors or with the independent members of our Board of Directors as a group may do so by writing to the Board of Directors or to its independent members as a group, and mailing the correspondence to our General Counsel and Secretary at LDR Holding Corporation, Attn: Secretary, 13785 Research Boulevard, Suite 200, Austin, Texas 78750. Please indicate on the envelope that the correspondence contains a stockholder communication. Our Legal Department will review all incoming stockholder communications and such stockholder communications will be forwarded to the Board of Directors or its independent members, as specified.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
Under the “householding” procedure, we are permitted to deliver a single copy of the proxy materials and 2015 Annual Report to multiple stockholders who share the same address unless we receive contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the proxy materials and 2015 Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that LDR only send a single copy of the proxy materials and 2015 Annual Report, stockholders may contact us at the address set forth below.
Availability of Annual Report
A copy of our Annual Report on Form 10-K for the year ended December 31, 2015 and our proxy statement, each as filed with the SEC, is available, without charge, by mailing a request to the following address:
LDR Holding Corporation
Attention: Corporate Secretary
13785 Research Boulevard, Suite 200
Austin, Texas 78750
The Annual Report on Form 10-K and proxy statement are also available under the “Investor Relations” section on our website at ir.ldr.com.

*	*	*

The Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting and described in this proxy statement. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the best judgment of the persons voting such proxies.

LDR HOLDING CORPORATION
March 10, 2016

Rules of the LDR Holding Corporation
2013 Equity Incentive Plan For the Grant of
Options, Performance Units and Restricted Stock Units
to Participants in France

I.    GENERAL PROVISIONS

1.	Introduction
The Board of Directors (the “Board”) of LDR Holding Corporation (the “Company”) has previously established the LDR Holding Corporation 2013 Equity Incentive Plan (the “U.S. Plan”) for the benefit of certain eligible persons, including Employees of the Company and its Participating Companies, including its Participating Company(ies) in France, of which the Company holds directly or indirectly at least 10% of the share capital or Employees of a French branch of a non-French Subsidiary Corporation of which the Company holds directly or indirectly at least ten percent (10%) of the share capital (the “French Entities”) that meet the definition of Subsidiary Corporation in the U.S. Plan.
Section 3.5(i) of the U.S. Plan authorizes the Committee to prescribe, amend or rescind rules, guidelines and policies relating to the U.S. Plan, or to adopt sub-plans or supplements to, or alternative versions of, the U.S. Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose residents may be granted Awards (including the rules or laws related to Options, Performance Units and Restricted Stock Units granted in France). The Committee has determined that it is appropriate and advisable to establish a sub-plan for the purpose of permitting Options, Performance Units and Restricted Stock Units to qualify for the respective specific tax and social security treatment in France. The Committee, therefore, intends with this document to establish a sub-plan of the U.S. Plan for the purpose of granting Options which qualify for the specific tax and social security treatment in France applicable to stock options granted under Sections L. 225-177 to L. 225-186-1 of the French Commercial Code, as amended, (“French-qualified Options”) and Performance Units and/or Restricted Stock Units which qualify for the specific tax and social security treatment in France applicable to shares granted for no consideration under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended, (“French-qualified Performance Units” and “French-qualified Restricted Stock Units,” respectively) to qualifying Employees of a French Entity who are residents in France for French tax purposes and/or subject to the French social security regime (the “French Participants”).
The terms of the U.S. Plan applicable to Options, Performance Units and Restricted Stock Units, as set out in Appendix 1 hereto, shall, subject to the modifications in the following rules, constitute the Rules of the LDR Holding Corporation 2013 Equity Incentive Plan for the Grant of Options, Performance Units and Restricted Stock Units to Participants in France, as amended and/or restated from time to time (the “French Plan”).
Under the French Plan, French Participants selected at the Committee’s discretion will be granted Options, Performance Units and Restricted Stock Units only as defined in Section I.2 hereunder. The provisions under Section I of this French Plan shall apply to French-qualified Options, French-qualified Performance Units and French-qualified Restricted Stock Units (collectively, “French-qualified Awards”). The provisions under Section II of this French Plan shall apply only to the grant of French-qualified Options, and the provisions under Section III of this French Plan shall apply to both French-qualified Performance Units and French-qualified Restricted Stock Units.
2.    Definitions
Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the U.S. Plan. In addition -

(a.)
With respect to Options, the term “Closed Periods,” as defined under Section L. 225-177 of the French Commercial Code, as amended, shall mean (i) ten (10) quotation days preceding and following the disclosure to the public of the consolidated financial statements or the annual statements of the Company; (ii) the period as from the date the corporate management of the Company learn of information which could, if disclosed to the public, significantly impact the quotation price of the shares, until ten (10) quotation days after the day such information is disclosed to the public; or (iii) twenty (20) quotation days following a distribution of a dividend (i.e., the ex-dividend date) or of a general right to subscribe to shares (i.e., a rights offering). With respect to Performance Units and Restricted Stock Units, the term “Closed Periods,” as defined under Section L. 225-197-1 of the French Commercial Code, as amended, shall mean ten (10) quotation days preceding and three (3) quotation days following the disclosure to the public of the consolidated financial statements or the annual statements of the Company; or the period as from the date the corporate management of the Company learn of information which could, if disclosed to the public, significantly impact the quotation price of the Shares, until ten (10) quotation days after the day such information is disclosed to the public.

If the French Commercial Code is amended to modify the definition and/or applicability of the Closed Periods to French-qualified Options, French-qualified Performance Units or French-qualified Restricted Stock Units, such amendments shall become applicable to any French-qualified Options, French-qualified Performance Units or French-qualified Restricted Stock Units granted under this French Plan to the extent required under French law.

(b.)
The term “Disability” shall mean disability as determined in categories 2 and 3 under Section L. 341-4 of the French Social Security Code, as amended, and subject to the fulfillment of related conditions.

(c.)
The term “Grant Date” shall be the date on which the Committee both (i) designates the French Participant, and (ii) specifies the main terms and conditions of the French-qualified Options, French-qualified Performance Units or French-qualified Restricted Stock Units, such as the number (or formula for determining the number) of shares of Stock subject to the Options, Performance Units or Restricted Stock Units and the conditions for the vesting of the Options, Performance Units or Restricted Stock Units. In no event, however, shall the Grant Date for a French-qualified Option occur during a Closed Period, and if any such option grant is otherwise authorized or approved during such Closed Period, the Grant Date of that option shall be determined in accordance with the provisions of Section II.1 below.

(d.)	The term “Option” shall include both:

i.	purchase stock options (rights to acquire shares of Stock repurchased by the Company prior to the vesting of the Options); and

ii.	subscription stock options (rights to subscribe for newly issued shares of Stock).

(e.)
The term “Performance Unit” shall mean a right granted to a Participant to receive, at a future date, upon attainment of performance criteria established by the Committee, at no consideration, one share of Stock for each Performance Unit granted to the Participant, to which any dividend and voting rights are attached only upon the issuance of the share of Stock at the time of vesting of the Performance Unit.

(f.)
The term “Restricted Stock Unit” shall mean a right granted to a Participant to receive, at a future date, upon attainment of specified criteria established by the Committee, at no consideration, one share of Stock for each Restricted Stock Unit granted to the Participant, to which any dividend and voting rights are attached only upon the issuance of the share of Stock at the time of vesting of the Restricted Stock Unit.

3.    Eligibility

(a.)
Subject to Section I.3(c) below, any individual who, on the Grant Date of the French-qualified Award and to the extent required under French law, is employed under the terms and conditions of an employment contract (“contrat de travail”) by a French Entity or who is a corporate officer of a French Entity (subject to Section I.3(b) below) shall be eligible to receive, at the discretion of the Committee, French-qualified Options, French-qualified Performance Units and/or French-qualified Restricted Stock Units under this French Plan, provided he or she also satisfies the eligibility conditions of Section 5 of the U.S. Plan.

(b.)
French-qualified Awards may not be issued to a corporate officer of a French Entity, other than the managing corporate officers (Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de Sociétés par actions), unless the corporate officer is employed by a French Entity, as defined by French law.

(c.)
French-qualified Awards may not be issued under the French Plan to individuals owning more than ten percent (10%) of the Company’s share capital or to individuals other than employees and corporate officers of a French Entity, as set forth in this Section I.3.

4.    Non-Transferability
Except in the case of death, French-qualified Awards may not be transferred to any third party. The French-qualified Options are exercisable only by the French Participant during his or her lifetime.

5.	Disqualification of French-qualified Awards
The Company does not undertake nor is it required to maintain the French-qualified status of the Options, Performance Units and/or Restricted Stock Units. In the event changes are made to the terms and conditions of the French-qualified Awards due to any requirements under the applicable laws of incorporation of the Company, or by decision of the Company’s shareholders, the Board or the Committee, the Options, Performance Units and/or Restricted Stock Units may no longer qualify for specific tax and social security treatment in France.
If the Options, Performance Units and/or Restricted Stock Units no longer qualify for specific tax and social security treatment in France, the Committee may, in its sole discretion, determine to lift, shorten or terminate certain restrictions applicable to the vesting or exercisability of the Options, the vesting of the Performance Units and/or Restricted Stock Units or to the sale of the shares of Stock underlying the Options, Performance Units and/or Restricted Stock Units which have been imposed under this French Plan or in the applicable Award Agreement delivered to the French Participant in order to achieve the specific tax and social security treatment for French-qualified Awards.

6.	Employment Rights
The adoption of this French Plan shall not confer upon the Participants, or any employees of the French Entity, any employment rights and shall not be construed as a part of any employment contracts that the French Entity has with its employees.

7.	Amendments
Subject to the terms of the U.S. Plan, the Committee reserves the right to amend or terminate this French Plan at any time in accordance with applicable French law.
II.    FRENCH-QUALIFIED OPTIONS

1.    Closed Period

French-qualified Options may not be granted during a Closed Period as set forth in Section L. 225-177 of the French Commercial Code, as amended, to the extent such Closed Periods are applicable to French-qualified Options granted by the Company. Accordingly, the Grant Date for any French-qualified Option granted under this French Plan shall be the eleventh (11th) trading day following the earlier of the following dates on which the Company files its next required periodic report under the U.S. Securities Exchange Act of 1934, as amended, with the U.S. Securities and Exchange Commission: (i) the Form 10-K for the most recently-completed fiscal year or (ii) the Form 10-Q for the first most-recently-completed fiscal quarter; provided, however, that if such Grant Date would otherwise occur during a Closed Period, then such Grant Date shall be deferred until the next quarterly grant date outside of a Closed Period on which option grants can be made under this French Plan in accordance with the foregoing Grant Date requirement. The Grant Date as so determined for the French-qualified Option shall also be the date used for purposes of determining the exercise price of that option in accordance with the guidelines set forth in Section II.2(c) below.

2.    Conditions of French-Qualified Options

(a.)
The exercise price and number of shares of Stock underlying the Options shall not be modified after the Grant Date, except as provided in Section II.5 of this French Plan or as otherwise authorized by French law. Any other modification permitted under the U.S. Plan may result in the Option no longer qualifying as a French-qualified Option.

(b.)
The French-qualified Options will vest and become exercisable pursuant to the terms and conditions set forth in the U.S. Plan, this French Plan and the Award Agreement delivered to each French Participant.

(c.)
The exercise price per share of Stock payable pursuant to Options granted under this French Plan shall be fixed by the Committee on the Grant Date. In no event shall the exercise price per share be less than the greatest of the following:

i.
with respect to purchase stock options: the higher of either 95% of the average quotation price of the Stock during the 20 trading days immediately preceding the Grant Date or 95% of the average purchase price paid for such Stock by the Company;

ii.	with respect to subscription stock options: 95% of the average quotation price of such Stock during the 20 trading days immediately preceding the Grant Date; and

iii.	the minimum exercise price permitted under the U.S. Plan.

3.    Exercise of French-Qualified Option

(a.)
At the time a French-qualified Option is granted, the Committee shall fix the period within which the French-qualified Option vests and may be exercised and shall determine any conditions that must be satisfied before the French-qualified Option may be exercised. Such specific period for the vesting or exercise of French-qualified Options or holding period before the sale of shares of Stock shall be set forth in the Award Agreement.

(b.)
Upon exercise of a French-qualified Option, the full exercise price and any required withholding tax and/or social security contributions shall be paid by the French Participant as set forth in the Award Agreement. Under a cashless exercise program, the French Participant may give irrevocable instructions to a stockbroker to properly deliver the exercise price to the Company. No delivery, surrendering or attesting to the ownership of previously owned shares of Stock having a fair market value on the date of delivery equal to the aggregate exercise price of the shares may be used to pay the exercise price.

(c.)	If a French Participant dies, his or her French-qualified Options shall thereafter be immediately vested and exercisable in full under the conditions set forth by Section II.4 of this French Plan.

(d.)
If a French Participant is terminated or ceases to be employed by the Company or any Participating Company, his or her French-qualified Options will be exercisable according to the provisions of the Award Agreement.

(e.)
The shares of Stock acquired upon exercise of the French-qualified Options shall be recorded in an account in the name of the French Participant with the Company or a broker or in such manner as the Company may determine in order to ensure compliance with applicable laws.

4.    Death
In the event of the death of a French Participant while he or she is actively employed, all French-qualified Options shall become immediately vested and exercisable and may be exercised in full by the French Participant’s heirs for the six month period following the date of the French Participant’s death. In the event of the death of a French Participant after termination of active employment, the treatment of French-qualified Options shall be as set forth in the Award Agreement. Any French-qualified Option that remains unexercised shall expire six months following the date of the Participant’s death. The six month exercise period will apply without regard to the term of the French-qualified Option as described in Section II.6 of this French Plan.
5.    Adjustments Upon Changes in Capitalization and Change in Control
Adjustments of the French-qualified Options issued hereunder shall be made to preclude the dilution or enlargement of benefits under the French-qualified Option in the event of a transaction by the Company as listed under Section L. 225-181 of the French Commercial Code, as amended, and in case of a repurchase of shares of Stock by the Company at a price higher than the stock quotation price in the open market, and according to the provisions of Section L. 228-99 of the French Commercial Code, as amended, as well as according to specific decrees. Nevertheless, the Committee, at its discretion, may determine to make adjustments in the case of a transaction for which adjustments are not authorized under French law, in which case the Options may no longer qualify as French-qualified Options.
Assumptions or substitutions of French-qualified Options in the case of a Change in Control as set forth in Section 13 of the Plan, as well as an acceleration of the vesting and exercisability of the French-qualified Options, cancellation of French-qualified Options for a cash payment or any other mechanism implemented upon such Change of Control or other corporate transaction, or in any other event, may result in the Options no longer qualifying as French-qualified Options.
6.    Term of French-Qualified Option
Options granted pursuant to this French Plan will expire no later than nine years and six months after the Grant Date, unless otherwise specified in the applicable Award Agreement. The Option term will be extended only in the event of the death of a French Participant, but in no event will any French-qualified Option be exercisable beyond six (6) months following the date of death of the French Participant.
7.    Interpretation
It is intended that Options granted under this French Plan shall qualify for the specific tax and social security treatment applicable to stock options granted under Sections L. 225-177 to L. 225-186-1 of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax law and the French tax administration, but no undertaking is made to maintain such status. The terms of this French Plan shall be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social security laws and relevant guidelines published by French tax and social security administrations and subject to the fulfillment of legal, tax and reporting obligations.
In the event of any conflict between the provisions of this French Plan and the U.S. Plan, the provisions of this French Plan shall control for any grants of Options made thereunder to Participants in France.
III.    PERFORMANCE UNITS AND RESTRICTED STOCK UNITS
1.    Conditions of French-Qualified Performance Units and/or French-qualified Restricted Stock Units

(a.)	Vesting of French-Qualified Performance Units and/or French-qualified Restricted Stock Units
The French-qualified Performance Units and/or French-qualified Restricted Stock Units may not start to vest, as specified by the Committee, prior to the expiration of the minimum mandatory vesting period applicable to French-qualified Performance Units and French-qualified Restricted Stock Units under Section L. 225-197-1 of the French commercial code, as amended, the relevant sections of the French Tax Code, as amended, or of the French Social Security Code, as amended. The Award Agreement under which the French-qualified Performance Units and/or French-qualified Restricted Stock Units are granted shall specify a vesting date that meets the requirements of this Section III.1(a).
Notwithstanding the foregoing, in the event of the death of a French Participant, all of his or her outstanding French-qualified Performance Units and/or French-qualified Restricted Stock Units shall become transferable and the shares of Stock underlying the Performance Units and/or Restricted Stock Units shall be issued as set forth in Section III.3 of the French Plan.
(b.)Holding of Shares of Stock
The sale or transfer of shares of Stock issued pursuant to the French-qualified Performance Units and/or French-qualified Restricted Stock Units must not occur until the relevant anniversary of the respective vesting date specified by the Committee or such other period as is required to comply with the minimum mandatory holding period applicable to French-qualified Performance Units and French-qualified Restricted Stock Units under Section L. 225-197-1 of the French Commercial Code, as amended, even if the French Participant is no longer an employee or corporate officer of a French Entity. If the vesting date occurs on or after the first anniversary of the Grant Date but before the second anniversary of the Grant Date, a holding period will be imposed on the shares of Stock until the second anniversary of the Grant Date or such other period as is required to comply with the minimum holding period applicable to shares of Stock underlying French-qualified Performance Units and/or French-qualified Restricted Stock Units under the French Commercial Code, as amended, to benefit from specific tax and social security treatment. If the vesting date occurs after the second anniversary of the Grant Date, no holding period is required.
In addition, the shares of Stock may not be sold or transferred during a Closed Period, so long as those Closed Periods are applicable to shares of Stock underlying French-qualified Performance Units and French-qualified Restricted Stock Units.

(c.)	Participant’s Account
The shares of Stock issued upon vesting of the French-qualified Performance Units and/or French-qualified Restricted Stock Units shall be recorded in an account in the name of the French Participant with the Company or a broker or in such manner as the Company may determine in order to ensure compliance with applicable laws.

2.	Adjustments upon Changes in Capitalization and Change in Control
In the event of a Change in Control as set forth in Section 13 of the U.S. Plan, adjustments to the terms and conditions of the French-qualified Performance Units and/or French-qualified Restricted Stock Units or underlying shares of Stock may be made only in accordance with the U.S. Plan and pursuant to applicable French legal and tax rules. Nevertheless, the Committee, at its discretion, may determine to make adjustments in the case of a transaction for which adjustments are not authorized under French law, in which case the Performance Units and Restricted Stock Units may no longer qualify as French-qualified Performance Units and French-qualified Restricted Stock Units.
Assumption or substitution of the French-qualified Performance Units and/or French-qualified Restricted Stock Units in the case of a corporate transaction, as well as an acceleration of the vesting or the holding period or any other mechanism implemented upon a corporate transaction, or in any other event, to compensate Participants, may result in the Performance Units and/or Restricted Stock Units no longer being eligible for the specific French tax and social security regime.

3.    Death and Disability

In the event of the death of a French Participant, the French-qualified Performance Units and/or French-qualified Restricted Stock Units held by the French Participant at the time of death shall become transferable to the French Participant’s heirs. The Company shall issue the underlying shares of Stock to the French Participant’s heirs, at their request, provided the heirs contact the Company within six (6) months following the death of the French Participant, unless otherwise provided in the applicable Award Agreement. If the French Participant’s heirs do not request the issuance of the shares of Stock underlying the French-qualified Performance Units and/or French-qualified Restricted Stock Units within six (6) months following the French Participant’s death, the French-qualified Performance Units and/or French-qualified Restricted Stock Units will be forfeited.
If a French Participant is terminated or ceases to be employed by the Company or a French Entity by reason of his or her death or Disability (as defined in this French Plan), the French Participant’s heirs or the French Participant, as applicable, shall not be subject to the restrictions on the transfer of shares of Stock set forth in Section III.1(b) of this French Plan.

4.    Interpretation
It is intended that Performance Units and Restricted Stock Units granted under this French Plan shall qualify for the specific tax and social security treatment applicable to Performance Units and Restricted Stock Units granted for no consideration under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax and social security laws. The terms of this French Plan shall be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social security laws and relevant guidelines published by French tax and social security administrations and subject to the fulfillment of legal, tax and reporting obligations, if applicable.
In the event of any conflict between the provisions of this French Plan and the U.S. Plan, the provisions of this French Plan shall control for any grants of Performance Units and/or Restricted Stock Units made thereunder to Participants in France.
IV.    EFFECTIVE DATE
The French Plan, in its entirety, is effective as of April 28, 2016, the date of shareholder approval of the French Plan.

LDR HOLDING CORPORATION
C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E02469-P73268 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

LDR HOLDING CORPORATION

The Board of Directors recommends that you vote FOR all of the following nominees:

Vote on Directors

	For All	Withhold All	For All Except
1. Election of Class III Directors	▢	▢	▢

Nominees:

01) Christophe Lavigne
02) William W. Burke

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Vote on Proposals

The Board of Directors recommends that you vote FOR the following:

The Board of Directors recommends that you vote 1 YEAR on the following:

The Board of Directors recommends that you vote FOR the following:

NOTE: The proxies are authorized to vote in their discretion upon any other matters that may properly come before the meeting or any adjournment(s), postponement(s) or delay(s) thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). **If no direction is made, this proxy will be voted FOR the election of all of the nominees as Class III directors in Proposal 1, FOR Proposals 2, 3 and 5 and for "1 YEAR" on Proposal 4.**

For address changes and/or comments, please check this box and write them on the back where indicated. ▢

	Yes	No
Please indicate if you plan to attend this meeting.	▢	▢

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

E02470-P73268

LDR HOLDING CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
ON APRIL 28, 2016 AT 9:00 AM, CENTRAL TIME
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder(s) hereby appoint(s) Christophe Lavigne and Scott Way, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of LDR Holding Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Central Time, on April 28, 2016, at 13785 Research Boulevard, Suite 200, Austin, Texas 78750 and any adjournments, postponements or delays thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 5 AND FOR "1 YEAR" ON PROPOSAL 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE